Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 24, 2026 (this “Agreement”), is entered into by and among Gentherm Incorporated, a Michigan corporation (the “Company”), Gentherm (Texas), Inc., a Texas corporation (“Gentherm Texas”), Gentherm Medical, LLC, an Ohio limited liability company (“Gentherm Medical”), Gentherm GmbH, a German limited liability company (“Gentherm Germany”), Gentherm Präzision SE (f/k/a Alfmeier Präzision SE), a European public limited-liability company (Societas Europaea) having its corporate seat in Germany (“GPSE”; GPSE, together with the Company, Gentherm Texas, Gentherm Medical and Gentherm Germany, the “Borrowers” and each, a “Borrower”), the Guarantors party hereto, the Lenders party hereto and Bank of America, N.A., as the Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Company, Gentherm Texas, Gentherm Medical and Gentherm Germany, as Borrowers, GPSE and the other Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as the Administrative Agent, the Swing Line Lender and the L/C Issuer, are parties to that certain Second Amended and Restated Credit Agreement, dated as of June 10, 2022 (as amended, restated, amended and restated, supplemented, replaced or otherwise modified prior to the First Amendment Effective Date (as defined below), the “Credit Agreement”; the Credit Agreement, as amended by this Agreement, the “Amended Credit Agreement”);

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement as set forth herein; and

WHEREAS, the Lenders party hereto and the Administrative Agent are willing to effect such amendments, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.1. Definitions. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement or the Amended Credit Agreement, as applicable.

ARTICLE II. AMENDMENTS TO CREDIT AGREEMENT

SECTION 2.1. Amendments to Credit Agreement. Effective as of the First Amendment Effective Date, the Credit Agreement is hereby amended to:

SECTION 2.1.1. delete the stricken text (indicated in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and add the underlined text (indicated in the same manner as the following example: underlined text or underlined text) as set forth on Exhibit A attached hereto; and

SECTION 2.1.2. add a new Exhibit L (Form of Pari Passu Intercreditor Agreement) to the Credit Agreement in the form attached hereto as Exhibit B.

The Amended Credit Agreement is not a novation of the Credit Agreement.

ARTICLE III.

CONDITIONS TO EFFECTIVENESS; PAYMENT OF EXPENSES

SECTION 3.1. Condition to Effectiveness. This Agreement shall become effective as of the first date (such date, the “First Amendment Effective Date”) that the Administrative Agent has received counterparts of this Agreement duly executed by a Responsible Officer of each Borrower, a Responsible Officer of each Guarantor, Lenders constituting all Lenders and the Administrative Agent.

SECTION 3.2. Payment of Expenses. The Company agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including the reasonable fees, charges and disbursements of Moore & Van Allen PLLC.

ARTICLE IV.

EFFECT OF THIS AGREEMENT; REAFFIRMATION; CERTAIN BORROWER MATTERS; RELEASES

SECTION 4.1. Effect of this Agreement. Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Amended Credit Agreement.

SECTION 4.2. Reaffirmation. Each Loan Party hereby (a) restates, ratifies and reaffirms each and every term and condition set forth in, and its obligations under, the Amended Credit Agreement and the other Loan Documents as of the First Amendment Effective Date, and (b) except as expressly set forth in this Agreement, acknowledges and agrees that the Liens granted under the Collateral Documents continue to secure the full payment and performance of the Obligations. Except as expressly set forth in this Agreement, each Guarantor (i) hereby acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Amended Credit Agreement or the other Loan Documents.

SECTION 4.3. Certain Borrower Matters; Release of Certain Borrowers.

SECTION 4.3.1. The Company has informed the Administrative Agent that, prior to the First Amendment Effective Date, (a) Gentherm Enterprises GmbH, a German limited liability company (“Gentherm Enterprises Germany”), was merged with and into Gentherm Germany, with Gentherm Germany surviving such merger (the “Gentherm Enterprises Merger”), (b) Gentherm Licensing GmbH, a German limited liability company (“Gentherm Licensing Germany”), was merged with and into Gentherm Germany, with Gentherm Germany surviving such merger (the

“Gentherm Licensing Merger”), and (c) Gentherm Licensing, Limited Partnership, a Michigan limited partnership (“GLLP”; GLLP, together with Gentherm Enterprises Germany and Gentherm Licensing Germany, the “Released Borrowers” and each, a “Released Borrower”), was dissolved (the “GLLP Dissolution”). The Company hereby represents, warrants and certifies to the Administrative Agent and each Lender that (i) the Gentherm Enterprises Merger was permitted pursuant to Section 7.04(a) of the Credit Agreement, (ii) the Gentherm Licensing Merger was permitted pursuant to Section 7.04(a) of the Credit Agreement, and (iii) in connection with the GLLP Dissolution, all of GLLP’s assets were Disposed to Gentherm Licensing Germany (which was then merged into Gentherm Germany pursuant to the Gentherm Licensing Merger) and, as such, the GLLP Dissolution was permitted pursuant to Section 7.04(b) of the Credit Agreement.

SECTION 4.3.2. In reliance on the representations, warranties and certifications from the Company as set forth in this Agreement, the Administrative Agent and the Lenders party hereto (constituting all of the Lenders under the Credit Agreement) hereby agree that, as of the First Amendment Effective Date (but with effect as of the time occurring immediately prior to the First Amendment Effective Date), each Released Borrower is released from its obligations as a Borrower under the Existing Credit Agreement and the other Loan Documents.

SECTION 4.3.3. The Administrative Agent hereby agrees to execute and deliver to the Company, at the expense of the Company, any other discharge or release documents (in recordable form, if applicable) as the Company may reasonably request to evidence or effectuate the release of the Released Borrowers from their respective obligations as a Borrower under the Existing Credit Agreement and the other Loan Documents

SECTION 4.3.4. The release set forth in Section 4.3.2 shall not affect, modify or diminish any obligations of any other Loan Party under any of the Loan Documents. It is hereby acknowledged and agreed by the Loan Parties party hereto that, after giving effect to the release of the Released Borrowers as contemplated pursuant to the release set forth in Section 4.3.2, any Obligations of any of the Released Borrowers that remain outstanding shall remain the joint and several obligations of the Loan Parties party hereto and the Loan Parties party hereto hereby expressly assume such Obligations.

SECTION 4.4. Release of Maltese Guarantors.

SECTION 4.4.1. Pursuant to the letter agreement, dated as of October 10, 2025 (the “Maltese Release”), between the Company and the Administrative Agent, the Company has previously informed the Administrative Agent that the Company intends to commence the process to liquidate and dissolve each of Gentherm Holding (Malta) Limited, a Maltese limited company (“Holding (Malta)”), and Gentherm Automotive Systems (Malta) Limited, a Maltese limited company (“Automotive Systems (Malta)”; Automotive Systems (Malta), together with Holding (Malta), the “Maltese Guarantors” and each, a “Maltese Guarantor”) (collectively, the “Malta Liquidation”). To facilitate the Malta Liquidation, and in reliance on the representations, warranties and certifications from the Company as set forth in this Agreement, the Administrative Agent and the Lenders party hereto (constituting at least the Required Lenders under the Credit Agreement) hereby agree that, as of the First Amendment Effective Date (but with effect as of the time occurring immediately prior to the First Amendment Effective Date), each Maltese Guarantor is released from its obligations as a Guarantor under the Subsidiary Guaranty and the other Loan Documents.

SECTION 4.4.2. The Administrative Agent hereby agrees to execute and deliver to the Company, at the expense of the Company, any other discharge or release documents (in recordable form, if applicable) as the Company may reasonably request to evidence or effectuate the release of the Maltese Guarantors from their respective obligations as a Guarantor under the Subsidiary Guaranty and the other Loan Documents.

SECTION 4.4.3. The release set forth in Section 4.4.1 shall not affect, modify or diminish any obligations of any other Loan Party under any of the Loan Documents. It is hereby acknowledged and agreed by the Loan Parties party hereto that, after giving effect to the release of the Maltese Guarantors as contemplated pursuant to the release set forth in Section 4.4.1, any Obligations of either of the Maltese Guarantors that remain outstanding shall remain the joint and several obligations of the Loan Parties party hereto and the Loan Parties party hereto hereby expressly assume such Obligations.

SECTION 4.4.4. The Company hereby covenants and agrees that, promptly upon effectiveness of the liquidation and dissolution of each Maltese Guarantor, the Company shall deliver to the Administrative Agent evidence of such liquidation and dissolution.

SECTION 4.4.5. The Company and the Administrative Agent agree that, as of the First Amendment Effective Date, the provisions of this Section 4.4 shall be deemed to supersede and replace the provisions of the Maltese Release in its entirety.

SECTION 4.5. Release of Properties I.

SECTION 4.5.1. The Company has informed the Administrative Agent that, prior to the First Amendment Effective Date, Gentherm Properties I, LLC, a Michigan limited liability company (“Properties I”), was dissolved (the “Properties I Dissolution”). The Company hereby represents, warrants and certifies to the Administrative Agent and each Lender that, in connection with the Properties I Dissolution, all of Properties I’s assets were Disposed to the Company and, as such, the Properties I Dissolution was permitted pursuant to Section 7.04(b) of the Credit Agreement.

SECTION 4.5.2. In reliance on the representations, warranties and certifications from the Company as set forth in Section 4.5.1, the Administrative Agent and the Lenders party hereto (constituting at least the Required Lenders under the Credit Agreement) hereby agree that, as of the First Amendment Effective Date (but with effect as of the time occurring immediately prior to the First Amendment Effective Date): (a) Properties I is released from its obligations as a Guarantor under the Subsidiary Guaranty and the other Loan Documents; (b) any Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, granted pursuant to and in accordance with the terms of the Collateral Documents are released; and (c) any Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, granted pursuant to and in accordance with the terms of the Collateral Documents in the Equity Interests of Properties I are released. The provisions of this Section 4.5.2 are referred to herein as the “Properties I Release”.

SECTION 4.5.3. The Administrative Agent hereby agrees to execute and deliver to the Company, at the expense of the Company, any other discharge or release documents (in recordable form, if applicable) as the Company may reasonably request to evidence or effectuate the Properties I Release.

SECTION 4.5.4. The Properties I Release shall not affect, modify or diminish any obligations of any other Loan Party under any of the Loan Documents. It is hereby acknowledged and agreed by the Loan Parties party hereto that, after giving effect to the Properties I Release, any Obligations of Properties I that remain outstanding shall remain the joint and several obligations of the Loan Parties party hereto and the Loan Parties party hereto hereby expressly assume such Obligations.

SECTION 4.5.5. The Company hereby represents, warrants and certifies to the Administrative Agent and each Lender that the Maltese Guarantors, taken together with Properties I, do not constitute all or substantially all of the value of the Guaranty.

ARTICLE V.

MISCELLANEOUS

SECTION 5.1. Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

SECTION 5.2. Loan Document Pursuant to Credit Agreement. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, including Article XI thereof.

SECTION 5.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.4. Electronic Execution; Counterparts. Subject to Section 11.17 of the Credit Agreement, this Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures (including facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Agreement. The authorization under this Section 5.4 may include use or acceptance by the Administrative Agent and each Lender of a manually signed paper copy of this Agreement which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed copy of this Agreement converted into another format, for transmission, delivery and/or retention.

SECTION 5.5. Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.6. SUBMISSION TO JURISDICTION; WAIVER OF VENUE; Waiver of Jury Trial. The terms of Sections 11.14 and 11.15 of the Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

SECTION 5.7. Full Force and Effect. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lenders under the Credit Agreement or any of the Loan Documents.

SECTION 5.8. Miscellaneous. Each Loan Party hereby represents and warrants as follows: (a) the execution, delivery and performance by such Loan Party of this Agreement has been duly authorized by all necessary corporate or other organizational action; (b) such Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligation, enforceable in accordance with its terms; and (d) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement, or for the consummation of the transactions contemplated hereby.

SECTION 5.9. Loan Party Representations and Warranties. In order to induce the Lenders and the Administrative Agent to execute and deliver this Agreement, the Loan Parties hereby represent and warrant to the Lenders and the Administrative Agent that both before and after giving effect to this Agreement, (a) no event has occurred and is continuing which constitutes a Default or an Event of Default, and (b) the representations and warranties of (i) the Borrowers contained in Article V of the Amended Credit Agreement and (ii) each Loan Party contained in this Agreement and each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Agreement, the representations and warranties contained in Sections 5.05(a) and (b) of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to, respectively, Sections 6.01(a) and (b) of the Credit Agreement.

SECTION 5.10.Pari Passu Intercreditor Agreement. Each Lender party hereto and the L/C Issuer, on behalf of itself and each of its Affiliates that is a Secured Party, hereby (a) consents to, authorizes and directs the Administrative Agent’s execution and delivery of any Pari Passu Intercreditor Agreement on behalf of such Lender, the L/C Issuer and such Affiliates, (b) agrees to be bound by the terms and conditions of any Pari Passu Intercreditor Agreement, and (c) consents to, authorizes and agrees that the Administrative Agent may exercise all rights, powers and remedies that the Administrative Agent may have under any Pari Passu Intercreditor Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

BORROWERS:	GENTHERM INCORPORATED,
a Michigan corporation

	By:	/s/ Jonathan Douyard
	Name:	Jonathan Douyard
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

GENTHERM (TEXAS), INC.,
a Texas corporation

	By:	/s/ Jonathan Douyard
	Name:	Jonathan Douyard
	Title:	Chief Financial Officer

GENTHERM MEDICAL, LLC,
an Ohio limited liability company

	By:	/s/ Jonathan Douyard
	Name:	Jonathan Douyard
	Title:	Chief Financial Officer

GENTHERM GMBH,
a German limited liability company

	By:	/s/ Thomas Stocker
	Name:	Thomas Stocker
	Title:	Managing Director

GENTHERM PRÄZISION SE (f/k/a Alfmeier Präzision SE),
a European public limited-liability company (Societas Europaea) having its corporate seat in Germany

	By:	/s/ Thomas Stocker
	Name:	Thomas Stocker
	Title:	Managing Director

GENTHERM INCORPORATED

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

GUARANTORS:	GENTHERM PROPERTIES II, LLC,
a Michigan limited liability company

	By:	/s/ Jonathan Douyard
	Name:	Jonathan Douyard
	Title:	Chief Financial Officer

GENTHERM HUNGARY KORLÁTOLT FELELŐSSÉGŰ TÁRSASÁG,
a Hungarian limited liability company

	By:	/s/ Nicholas Breisacher
	Name:	Nicholas Breisacher
	Title:	Manager Director

GENTHERM FINANCING HUNGARY
KORLÁTOLT FELELŐSSÉGŰ TÁRSASÁG,
a Hungarian limited liability company

	By:	/s/ Kate Rivard Housekeeper
	Name:	Kate Rivard Housekeeper
	Title:	Manager Director

GENTHERM (SOUTH CAROLINA) CORPORATION,
a South Carolina corporation

	By:	/s/ Jonathan Douyard
	Name:	Jonathan Douyard
	Title:	Chief Financial Officer

GENTHERM AUTOMOTIVE, LLC,
a South Carolina limited liability company

	By:	/s/ Jonathan Douyard
	Name:	Jonathan Douyard
	Title:	Chief Financial Officer

GENTHERM INCORPORATED

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as the Administrative Agent

	By:	/s/ Felicia Brinson
	Name:	Felicia Brinson
	Title:	Assistant Vice President

GENTHERM INCORPORATED

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, the Swing Line Lender and the L/C Issuer

	By:	/s/ David Komrska
	Name:	David Komrska
	Title:	Senior Vice President

GENTHERM INCORPORATED

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Robert P. Kellas
Name:	Robert P. Kellas
Title:	Executive Director

GENTHERM INCORPORATED

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Blake Arnett
Name:	Blake Arnett
Title:	Sr Vice President

GENTHERM INCORPORATED

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Chris Helmeci
Name:	Chris Helmeci
Title:	Director

GENTHERM INCORPORATED

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Megan Pridmore
Name:	Megan Pridmore
Title:	Executive Director

GENTHERM INCORPORATED

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FIFTH THIRD BANK, NATIONAL ASSOCIATION
(as successor by merger to Comerica Bank), as a Lender

By:	/s/ Mark L. Lashbrook
Name:	Mark L. Lashbrook
Title:	Vice President

GENTHERM INCORPORATED

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF MONTREAL,
as a Lender

By:	/s/ Spencer Andrews
Name:	Spencer Andrews
Title:	Director

By:	/s/ Cathy Religa
Name:	Cathy Religa
Title:	Associate Director, BMO Commercial Bank, Canada

GENTHERM INCORPORATED

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BMO BANK, N.A.,
as a Lender

By:	/s/ Spencer Andrews
Name:	Spencer Andrews
Title:	Director

GENTHERM INCORPORATED

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CITIZENS BANK, N.A.,
as a Lender

By:	/s/ Elaine Frydrych
Name:	Elaine Frydrych
Title:	Senior Vice President

GENTHERM INCORPORATED

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

EXHIBIT A

Amended Credit Agreement

See attached.

CUSIP Numbers:

Deal: 37253NAG0

Revolver: 37253NAH8

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 10, 2022

among

GENTHERM INCORPORATED,

GENTHERM (TEXAS), INC.,

GENTHERM MEDICAL, LLC,

and

GENTHERM GMBH,

as the Borrowers,

CERTAIN SUBSIDIARIES OF GENTHERM INCORPORATED,

as the Designated Borrowers,

BANK OF AMERICA, N.A.,

as the Administrative Agent, the Swing Line Lender and the L/C Issuer,

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent,

PNC BANK, NATIONAL ASSOCIATION,

HSBC BANK USA, NATIONAL ASSOCIATION,

and

WELLS FARGO BANK, N.A.,

as Co-Documentation Agents

and

The Other Lenders Party Hereto

BOFA SECURITIES, INC.

and

J.P. MORGAN SECURITIES LLC,

as Joint Lead Arrangers

BOFA SECURITIES, INC.,

as Sole Bookrunner

i

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		87

4.01	Conditions of Closing Date	87
4.02	Conditions to all Credit Extensions	90

ARTICLE V. REPRESENTATIONS AND WARRANTIES		91

5.01	Existence, Qualification and Power	91
5.02	Authorization; No Contravention	91
5.03	Governmental Authorization; Other Consents	91
5.04	Binding Effect	91
5.05	Financial Statements; No Material Adverse Effect	91
5.06	Litigation	92
5.07	No Default	92
5.08	Ownership of Property; Liens	92
5.09	Environmental Compliance	92
5.10	Insurance	92
5.11	Taxes	93
5.12	ERISA Compliance	93
5.13	Subsidiaries; Equity Interests	94
5.14	Margin Regulations; Investment Company Act	94
5.15	Disclosure	95
5.16	Compliance with Laws	95
5.17	Intellectual Property; Licenses, Etc.	95
5.18	Solvency	95
5.19	Casualty, Etc.	95
5.20	Labor Matters	95
5.21	Representations as to Foreign Obligors	96
5.22	Collateral Documents	97
5.23	German Money Laundering Act (Geldwäschegesetz)	97
5.24	Pari Passu Ranking	97
5.25	Deposit Accounts	97
5.26	Government Sanctions	97
5.27	PATRIOT Act	97
5.28	Anti-Corruption Laws	97
5.29	Affected Financial Institutions	98

ARTICLE VI. AFFIRMATIVE COVENANTS		98

6.01	Financial Statements	98
6.02	Certificates; Other Information	99
6.03	Notices	100
6.04	Payment of Obligations	101
6.05	Preservation of Existence, Etc.	101
6.06	Maintenance of Properties	101
6.07	Maintenance of Insurance	102
6.08	Compliance with Laws	102
6.09	Books and Records	102
6.10	Inspection Rights	102
6.11	Use of Proceeds	102
6.12	Approvals and Authorizations	102
6.13	Covenant to Guarantee Obligations and Give Security	102
6.14	Compliance with Environmental Laws	104
6.15	Further Assurances	104
6.16	Compliance with Terms of Leaseholds	104

6.17	Lien Searches	104
6.18	Material Contracts	105
6.19	Anti-Corruption Laws; Sanctions	105

ARTICLE VII. NEGATIVE COVENANTS		105

7.01	Liens	105
7.02	Investments	106
7.03	Indebtedness	108
7.04	Fundamental Changes	110
7.05	Dispositions	111
7.06	Restricted Payments	112
7.07	Change in Nature of Business	113
7.08	Transactions with Affiliates	113
7.09	Burdensome Agreements	113
7.10	Use of Proceeds	113
7.11	Financial Covenants	113
7.12	Amendments of Organization Documents, etc.	114
7.13	Accounting Changes	114
7.14	Prepayments, Etc. of Indebtedness	114
7.15	Amendment, Etc. of Indebtedness.	114
7.16	Designation of Senior Debt	114
7.17	Sanctions	114
7.18	Bank Accounts	115
7.19	Anti-Corruption Laws	115

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		115

8.01	Events of Default	115
8.02	Remedies Upon Event of Default	117
8.03	Application of Funds	118

ARTICLE IX. ADMINISTRATIVE AGENT		119

9.01	Appointment and Authority	119
9.02	Rights as a Lender	119
9.03	Exculpatory Provisions	120
9.04	Reliance by Administrative Agent	121
9.05	Delegation of Duties	121
9.06	Resignation of Administrative Agent	121
9.07	Non-Reliance on Administrative Agent, Arrangers, Sustainability Coordinator and Other Lenders	122
9.08	No Other Duties, Etc	123
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	123
9.10	Collateral and Guaranty Matters	124
9.11	Secured Treasury Management Agreements and Secured Swap Agreements	125
9.12	ERISA Matters	126
9.13	Recovery of Erroneous Payments	126

ARTICLE X. BORROWER GUARANTY		127

10.01	The Borrower Guaranty	127
10.02	Obligations Unconditional	128
10.03	Reinstatement	129

10.04	Certain Additional Waivers	129
10.05	Remedies	130
10.06	Rights of Contribution	130
10.07	Guarantee of Payment; Continuing Guarantee	131
10.08	Keepwell	131
10.09	Limitation on Guaranty of Disregarded Entity Borrowers	131

ARTICLE XI. MISCELLANEOUS		131

11.01	Amendments, Etc.	131
11.02	Notices; Effectiveness; Electronic Communication	134
11.03	No Waiver; Cumulative Remedies; Enforcement	136
11.04	Expenses; Indemnity; Damage Waiver	136
11.05	Payments Set Aside	138
11.06	Successors and Assigns	139
11.07	Treatment of Certain Information; Confidentiality	143
11.08	Right of Setoff	144
11.09	Interest Rate Limitation	144
11.10	Integration; Effectiveness	145
11.11	Survival of Representations and Warranties	145
11.12	Severability	145
11.13	Replacement of Lenders	145
11.14	Governing Law; Jurisdiction; Etc.	146
11.15	Waiver of Jury Trial	147
11.16	No Advisory or Fiduciary Responsibility	148
11.17	Electronic Execution; Electronic Records; Counterparts	148
11.18	USA PATRIOT Act	149
11.19	Judgment Currency	149
11.20	Entire Agreement	150
11.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	150
11.22	Acknowledgement Regarding Any Supported QFCs	150
11.23	Amendment and Restatement	151

SCHEDULES

2.01	Commitments and Applicable Percentages
5.13	Subsidiaries; Other Equity Investments
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of
A	Committed Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E-1	Assignment and Assumption

E-2	Administrative Questionnaire
F	Closing Date Guaranty
G	Secured Party Designation Notice
H-1	Lender Joinder Agreement
H-2	Lender Commitment Agreement
I	Notice of Loan Prepayment
J	Designated Borrower Request and Assumption Agreement
K	Designated Borrower Notice
L	Pari Passu Intercreditor Agreement

v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of June 10, 2022, among GENTHERM INCORPORATED, a Michigan corporation (the “Company”), GENTHERM (TEXAS), INC., a Texas corporation (“Gentherm Texas”), GENTHERM MEDICAL, LLC, an Ohio limited liability company (“Gentherm Medical”), and GENTHERM GMBH, a German limited liability company (“Gentherm Germany”), certain Subsidiaries of the Company party hereto pursuant to Section 2.19 (the “Designated Borrowers” and each, a “Designated Borrower”; the Designated Borrowers, together with the Company, Gentherm Texas, Gentherm Medical and Gentherm Germany, the “Borrowers” and each, a “Borrower”), each Lender from time to time party hereto, and BANK OF AMERICA, N.A., as the Administrative Agent, the Swing Line Lender and the L/C Issuer.

The Company and the other borrowers party thereto, as borrowers, the lenders party thereto and Bank of America, as the administrative agent, the swing line lender and the letter of credit issuer, are parties to that certain Amended and Restated Credit Agreement dated as of June 27, 2019 (as amended, supplemented or otherwise modified from time to time prior to the Closing Date (as defined herein), the “Existing Credit Agreement”).

The parties hereto wish to amend and restate the Existing Credit Agreement to (a) provide a credit facility for the purposes set forth herein, and (b) make certain amendments and modifications to the Existing Credit Agreement, in each case on terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:

“Account Control Agreement” means an agreement, among a Loan Party, a depository institution or securities intermediary and the Administrative Agent, which agreement is in form and substance reasonably acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) or securities account(s) described therein.

“Acquisition” means, with respect to any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of (a) all or any substantial portion of the property of another Person, or any division, line of business or other business unit of another Person or (b) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger, amalgamation or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Act” has the meaning set forth in Section 11.18.

“Additional Secured Obligations” means (a) all obligations arising under Secured Treasury Management Agreements and Secured Swap Agreements and (b) all reasonable out-of-pocket costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that, Additional Secured Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning set forth in Section 11.02(c).

“Agreement” means this Second Amended and Restated Credit Agreement.

“Agreement Currency” has the meaning specified in Section 11.19.

“Alternative Currency” means (a) with respect to any Revolving Credit Loan, each of Canadian Dollars, Euros, Sterling and each other currency that is approved in accordance with Section 1.09 and (b) with respect to any Letter of Credit, each of Canadian Dollars, Euros, Sterling, Yen and each other currency that is approved in accordance with Section 1.09.

“Alternative Currency Daily Rate” means, for any day, with respect to any Revolving Credit Loan: (a) denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof; and (b) denominated in any other Alternative Currency (to the extent such Revolving Credit Loan denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved in accordance with Section 1.09, plus the adjustment (if any) determined by the Administrative Agent and the Lenders pursuant to Section 1.09; provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate”. All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Revolving Credit Loan: (a) denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period; (b) denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; and (c) denominated in any other Alternative Currency (to the extent such Revolving Credit Loan denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved in accordance with Section 1.09, plus the adjustment (if any) determined by the Administrative Agent and the Lenders pursuant to Section 1.09; provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate”. All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Applicable Authority” means, with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator.

“Applicable Foreign Obligor Documents” has the meaning specified in Section 5.21(a).

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.16; provided, that, if the commitment of each Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule

2.01 or in the Assignment and Assumption or other agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, with respect to the Revolving Credit Facility, the Swing Line Loans, the Letter of Credit Fees and the Commitment Fee, (a) from the Closing Date to the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) for the fiscal quarter ending June 30, 2022, 1.125% per annum for Term SOFR Loans, Alternative Currency Loans, and Letter of Credit Fees, 0.125% per annum for Base Rate Loans and Swing Line Loans, and 0.175% per annum for the Commitment Fee and (b) thereafter, the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Tier	Consolidated Net Leverage Ratio	Commitment Fee	Letter of Credit Fees	Term SOFR Loans/Alternative Currency Loans	Base Rate Loans

1	≤ 1.00 to 1.0	0.175%	1.125%	1.125%	0.125%

2	> 1.00 to 1.0 but ≤ 1.75 to 1.0	0.200%	1.375%	1.375%	0.375%

3	> 1.75 to 1.0 but ≤ 2.50 to 1.0	0.225%	1.625%	1.625%	0.625%

4	> 2.50 to 1.0 but ≤ 3.25 to 1.0	0.275%	1.875%	1.875%	0.875%

5	> 3.25 to 1.0	0.300%	2.125%	2.125%	1.125%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate indicating a Consolidated Net Leverage Ratio that results in such increase or decrease is delivered pursuant to Section 6.02(a); provided, that, if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 6.02(a), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Leverage Ratio contained in such Compliance Certificate. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning specified in Section 2.19.

“Appropriate Lender” means, at any time, (a) with respect to the Revolving Credit Facility, a Lender that has a Commitment or holds a Revolving Credit Loan at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), each Lender, and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), each Lender.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of (a) BofA Securities, in its capacities as a joint lead arranger and the sole bookrunner, and (b) J.P. Morgan Securities LLC, in its capacity as a joint lead arranger.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation of any Person, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease, (c) all Synthetic Debt of such Person, and (d) in respect of any Securitization Transaction of any Person, the amount of obligations outstanding on such date under the legal documents entered into as part of such Securitization Transaction that corresponds to the outstanding net investment (including loans) of, or cash purchase price paid by, the unaffiliated third party purchasers or financial institutions participating in such Securitization Transaction and, as such, would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase (or, to the extent structured as a secured lending transaction, is principal).

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Auditor’s Determination” has the meaning specified in Section 2.14(d).

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Revolving Credit Facility pursuant to Section 2.06, and

(c) the date of termination of the Commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Available Amount” means, on any date of determination (the “Reference Date”), an amount (not less than zero) equal to the total of: (a) the sum of, without duplication: (i) $7,500,000; plus (ii) an amount equal to fifty percent (50%) of Consolidated Net Income for the period (taken as one accounting period) from the first day of the first full fiscal quarter of the Company ending after the Closing Date to the end of the fiscal quarter of the Company most recently ended on or prior to the Reference Date for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b) and a Compliance Certificate has been delivered pursuant to Section 6.02(a) (or, in the case such Consolidated Net Income for such period is a deficit, minus one hundred percent (100%) of such deficit); plus (iii) one hundred percent (100%) of the aggregate net cash proceeds received by the Company since the Closing Date (from any Person other than the Company or any Subsidiary) as a contribution to its common equity capital, or received by the Company since the Closing Date from the issuance or sale of common Equity Interests of the Company (to any Person other than the Company or any Subsidiary), in each case to the extent such net cash proceeds are Not Otherwise Applied; minus (b) the sum of: (i) the aggregate amount of all Investments made by the Company and its Subsidiaries in reliance on the Available Amount pursuant to Section 7.02(n) during the period from and including the Closing Date through and including the Reference Date (without taking into account the intended usage of the Available Amount on such Reference Date); plus (ii) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries in reliance on the Available Amount pursuant to Section 7.06(g) during the period from and including the Closing Date through and including the Reference Date (without taking into account the intended usage of the Available Amount on such Reference Date).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR plus 1.00%; provided, that, if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 or Section 3.07, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Revolving Credit Loan that bears interest based on the Base Rate. All Base Rate Loans are only available to the U.S. Borrowers and Disregarded Entity Borrowers and shall only be denominated in Dollars.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BofA Securities” means BofA Securities, Inc.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located; provided, that: (a) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a TARGET Day; (b) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and (c) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollar” means the lawful currency of Canada.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer or the Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or the Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any of its Material Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided, that, the full faith and credit of the United States is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case, with maturities of not more than 90 days from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case, with maturities of not more than 180 days from the date of acquisition thereof; and

(d) Investments, classified in accordance with GAAP as current assets of the Company or any of its Material Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“CDOR” has the meaning specified in the definition of “Alternative Currency Term Rate”.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“CFC Holdco” means a Subsidiary all or substantially all the assets of which consist of Equity Interests in one or more CFCs.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 40% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 40% or more of the combined voting power of such securities; or

(d) the Company shall cease to own, directly or indirectly, 100% of the outstanding Equity Interests of Gentherm Germany and each other Loan Party.

“Closing Date” means June 10, 2022.

“Closing Date Guaranty” means that certain Second Amended and Restated Subsidiary Guaranty made by the Guarantors in favor of the Administrative Agent, on behalf of the Secured Parties, and dated as of the Closing Date, substantially in the form of Exhibit F.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means a collective reference to all personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Account Control Agreements, each of the collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.13, and each other agreement, instrument or document that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means, as to each Lender, its obligation to (a) make Revolving Credit Loans to each Borrower pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption or other agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Fee” has the meaning specified in Section 2.09(a).

“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Term SOFR Loans to Base Rate Loans, (c) a conversion of Base Rate Loans to Term SOFR Loans, or (d) a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, as applicable, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended or otherwise modified, and any successor statute.

“Communication” means this Agreement, any other Loan Document, and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure, or authorization related to any Loan Document.

“Company” has the meaning specified in the introductory paragraph hereto.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with any Relevant Rate or any proposed Successor Rate for an Alternative Currency, as applicable, any conforming changes to the definition of “CDOR”, the definition of “EURIBOR”, the definition of “Interest Period”, the definition of “SONIA”, the timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, the timing of borrowing requests or prepayment, conversion or continuation notices and the length of lookback periods) as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Alternative Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Alternative Currency exists, in such other manner of administration as the Administrative Agent determines in consultation with the Company is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the total of: (a) Consolidated Net Income for such period; plus (b) the following (without duplication) to the extent deducted in calculating such Consolidated Net Income (or, in the case of clause (b)(xi) below, not otherwise included in such Consolidated Net Income): (i) Consolidated Interest Charges; (ii) the provision for federal, state, provincial, territorial, local and foreign income taxes payable; (iii) depreciation and amortization expense; (iv) non-cash unrealized losses on Swap Contracts; (v) non-cash unrealized losses attributable to foreign currency transactions; (vi) non-cash stock based compensation expense; (vii) fees, costs and expenses incurred in such period in connection with the negotiation, execution and delivery of the Loan Documents and any amendments or modifications thereof; (viii) fees, costs and expenses incurred in such period in connection with the incurrence (or proposed incurrence) of any Indebtedness permitted to be incurred pursuant to Section 7.03, the consummation (or proposed consummation) of any Investment permitted pursuant to Section 7.02, or the consummation (or proposed consummation) of any Disposition permitted pursuant to Section 7.05, in each case whether or not such transaction is consummated; provided, that, other than amounts added back pursuant to this clause (b)(viii) with respect to the Mirror Transactions and the incurrence of any Permitted Term Indebtedness (which shall be uncapped), the aggregate amount added back pursuant to this clause (b)(viii) shall not exceed $7,500,000 in any period; (ix) non-recurring, non-cash expenses in such period which do not represent (i) a cash item in such period or any future period, or (ii) amortization of any prepaid cash expense; (x) non-recurring charges, losses, and expenses in such period in respect of severance and other termination costs, consolidation and integration costs, or similar charges or costs, in each case to the extent actually incurred in the connection with the consummation of any Investment permitted pursuant to Section 7.02, the consummation of any Disposition permitted pursuant to Section 7.05, or the consummation of any other operational initiatives permitted pursuant to this Agreement; provided, that, the aggregate amount added back pursuant to this clause (b)(x) for any period, when taken together with the aggregate amount added back pursuant to clause (b)(xi) below for such period, shall not exceed an amount equal to fifteen percent (15%) of Consolidated EBITDA for such period (determined prior to giving effect to the amount added back pursuant to this clause (b)(x) for such period and the amount added back pursuant to clause (b)(xi) below for such period); (xi) the amount of “run rate” operating expense reductions, improvements and cost savings for such period that are related to any Investment permitted pursuant to Section 7.02, any Disposition permitted pursuant to Section 7.05, or any other operational initiatives permitted pursuant to this Agreement, but only to the extent that such operating expense reductions, improvements and cost savings are reasonably identifiable, factually supportable and projected by the Company in good faith to result from actions that have been taken or are expected to be taken within eighteen (18) months after the consummation of such Investment, such Disposition or such operational initiative (with the amount of any such operating expense reduction, improvement or cost savings to be added to Consolidated Net Income as so projected until fully realized and calculated on a Pro Forma Basis as though such projected operating expense reduction, improvement or cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided, that, the aggregate amount added back pursuant to this clause (b)(xi) for any period, when taken together with the aggregate amount added back pursuant to clause (b)(x) above for such period, shall not exceed an amount equal to fifteen percent (15%) of Consolidated EBITDA for such period (determined prior to giving effect to the amount added back pursuant to this clause (b)(xi) for such period and the amount added back pursuant to clause (b)(x) above for such period); minus (c) the following, without duplication, to the extent included in calculating such Consolidated Net Income: (i) federal, state, provincial, territorial, local and foreign income tax credits; (ii) non-cash unrealized gains on Swap Contracts; (iii) non-cash unrealized gains attributable to foreign currency transactions; and (iv) all non-recurring, non-cash items increasing Consolidated Net Income.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including the Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business but, for purposes of clarification, including earn out obligations to the extent such earn out obligations are earned and payable), (e) all Attributable Indebtedness, (f) all obligations to purchase, redeem, retire, defease or otherwise make any payment, in each case on or prior to the date that is ninety-one (91) days after the Maturity Date, in respect of any Equity Interests in the Company or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all Indebtedness of the types described in clauses (a) through (f) above of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (h) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (g) above of Persons other than the Company or any Subsidiary, and (i) all Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such

Indebtedness is expressly made non-recourse to the Company or such Subsidiary. For purposes hereof, as of any date of determination, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder as of such date of determination.

“Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest), or in connection with the deferred purchase price of assets, in each case, to the extent treated as interest in accordance with GAAP plus (b) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, at any date of determination, the ratio of (a) Consolidated EBITDA for the most recently completed Measurement Period to (b) Consolidated Interest Charges for the most recently completed Measurement Period.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period; provided, that, Consolidated Net Income shall exclude (a) unusual and infrequent gains and unusual and infrequent losses for such period, (b) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such period, except that the Company’s equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Company’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Company as described in clause (b) of this proviso).

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated Funded Indebtedness as of such date minus (ii) the aggregate amount of unrestricted cash and Cash Equivalents of the Domestic Loan Parties as of such date to (b) Consolidated EBITDA for the most recently completed Measurement Period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.22.

“Credit Extension” means each of the following: (a) a Borrowing; and (b) an L/C Credit Extension.

“Daily Simple SOFR” means, with respect to any applicable determination date, SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the German Insolvency Code (Insolvenzordnung) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Germany or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, that, with respect to a Term SOFR Loan or an Alternative Currency Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within three (3) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within three (3) Business Days of the date when due, (b) has notified the Company, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a

Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Demand” has the meaning specified in Section 2.14(c).

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower Notice” has the meaning specified in Section 2.19(a).

“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.19(a).

“Designated Borrower Requirements” has the meaning specified in Section 2.19(a).

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction (which, at the Closing Date, includes the Crimea, Donetsk and Luhansk regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Designated L/C Subsidiary” has the meaning set forth in Section 2.03(b)(i).

“Designated Lender” has the meaning specified in Section 2.18.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disregarded Entity Borrower” means any Designated Borrower that is a Domestic Subsidiary that is wholly-owned (directly or indirectly) by a Foreign Subsidiary and that is treated for U.S. federal income tax purposes as an entity disregarded as separate from such Foreign Subsidiary.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Loan Party” means each U.S. Borrower and each Domestic Subsidiary that is a Guarantor.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, and the countries of Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” has the meaning specified in Section 11.17.

“Electronic Record” has the meanings assigned to it by 15 USC §7006.

“Electronic Signature” has the meanings assigned to it by 15 USC §7006.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Engagement Letter” means that certain engagement letter dated May 17, 2022, among the Company, Bank of America and BofA Securities.

“Environmental Laws” means any and all federal, state, provincial, territorial, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Material Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

“ESG” has the meaning specified in Section 2.20(a).

“ESG Amendment” has the meaning specified in Section 2.20(a).

“ESG Applicable Rate Adjustments” has the meaning specified in Section 2.20(a).

“ESG Pricing Provisions” has the meaning specified in Section 2.20(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” has the meaning specified in the definition of “Alternative Currency Term Rate”.

“Euro” means the single currency of the Participating Member States.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Subsidiary” means (a) Gentherm Electronics (Shenzen) Ltd., (b) Gentherm Automotive Systems (China) Ltd. (formerly known as W.E.T. Automotive Systems (China) Ltd.), (c) Gentherm Automotive Technologies (Shanghai) Co. Ltd., (d) Gentherm Ukraine TOV (formerly known as W.E.T. Automotiv Ukraine TOV), (e) Gentherm Korea Inc., (f) Gentherm Vietnam Co. Ltd., (g) Gentherm Macedonia DOOEL import – export Skopje, (h) Gentherm Luxembourg II S.À R.L., (i) any Foreign Subsidiary that is prohibited by applicable Law from providing a Guaranty or if the provision of such Guaranty by such Foreign Subsidiary would require governmental consent, approval, license or authorization and (j) any other Foreign Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Company), the cost or other consequences of providing a Guaranty would be excessive in view of the benefits to be obtained by the Secured Parties therefrom.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Loan Party failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.08 (and any comparable provision of any Guaranty) and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) taxes imposed on or measured by its overall net income (however denominated), franchise taxes imposed on it (in lieu of net income taxes) and branch profit taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or (ii) that are Other Connection Taxes; (b) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender; (c) in the case of any Lender, any United States federal withholding tax imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became party hereto or to such Lender immediately before it changed its Lending Office; (d) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e); and (e) any withholding taxes imposed under FATCA. Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Obligor to any Lender hereunder or under any other Loan Document; provided, that, such Lender shall have complied with Section 3.01(e)(i).

“Existing Credit Agreement” has the meaning specified in the preliminary statements hereto.

“Facility Office” means the office designated by the applicable Lender through which such Lender will perform its obligations under this Agreement.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of such sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means that certain fee letter agreement dated May 17, 2022, among the Company, Bank of America and BofA Securities.

“First Amendment” means that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of the First Amendment Effective Date, by and among the Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” has the meaning specified in the First Amendment (which date is February 24, 2026).

“Foreign Borrower” means (a) any Borrower (including any Designated Borrower) that is organized under the laws of a jurisdiction other than the United States, a state thereof or the District of Columbia, and (b) any Disregarded Entity Borrower.

“Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.12(d).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Obligations” means, with respect to each Foreign Obligor, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Foreign Obligor arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, and (b) all Additional Secured Obligations of any Foreign Obligor, in the case of each of clauses (a) and (b), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Foreign Obligor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Foreign Obligor” means (a) each Loan Party that is not a U.S. Person, and (b) each Disregarded Entity Borrower; provided, that, a Domestic Subsidiary that is wholly owned (directly or indirectly) by a U.S. Person and that is treated for U.S. federal income tax purposes as an entity disregarded as separate from such U.S. Person shall not be treated as a Foreign Obligor.

“Foreign Plan” has the meaning specified in Section 5.12(d).

“Foreign Plan Event” means: (a) termination in whole of a Foreign Plan by the Company or any of its Subsidiaries (other than Excluded Subsidiaries); (b) commencement of proceedings by the applicable pension regulator to terminate in whole a Foreign Plan; (c) withdrawal by the Company or any of its Subsidiaries from a “multi-employer pension plan,” as defined under any applicable Foreign Government Scheme or Arrangement; (d) an event which constitutes grounds under any applicable Foreign Government Scheme or Arrangement for the applicable pension regulator to remove the administrator of a Foreign Plan; or (e) failure to make a legally required contribution to the Foreign Plan.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.

“Gentherm Company” has the meaning specified in Section 5.26.

“Gentherm Germany” has the meaning specified in the introductory paragraph hereto.

“Gentherm Medical” has the meaning specified in the introductory paragraph hereto.

“Gentherm Texas” has the meaning specified in the introductory paragraph hereto.

“German Civil Code” means Bürgerliches Gesetzbuch (BGB) as amended, supplemented and/or restated from time to time.

“German Law” means the Laws of Germany.

“German Loan Party” means Gentherm Germany and any other Subsidiary of the Company incorporated or established in Germany.

“German Obligation” has the meaning specified in Section 2.14(a).

“Germany” means the Federal Republic of Germany.

“GmbH” means a limited liability company under the Laws of Germany (Gesellschaft mit beschränkter Haftung).

“Governmental Authority” means the government of the United States, Germany or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, each Subsidiary of the Company that is either (a) party to the Closing Date Guaranty or (b) who has executed and delivered a guaranty or guaranty supplement pursuant to Section 6.13.

“Guaranty” means, individually or collectively as the context may require, (a) the Closing Date Guaranty, (b) the guaranty made by the Borrowers pursuant to Article X of this Agreement and (c) any other guaranty or guaranty supplement delivered by any direct or indirect Subsidiary of the Company pursuant to Section 6.13.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“I/C Finco” has the meaning specified in Section 7.02(m).

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Impacted Loans” has the meaning specified in Section 3.03(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all purchase money indebtedness of such Person;

(c) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(d) net obligations of such Person under any Swap Contract;

(e) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 150 days after the date on which such trade account payable was created but, for purposes of clarification, including earn out obligations to the extent such earn out obligations are earned and payable);

(f) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(g) all Attributable Indebtedness of such Person;

(h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(i) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Interest Payment Date” means: (a) as to any Term SOFR Loan or any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, that, if any Interest Period for such Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Alternative Currency Daily Rate Loan, the last Business Day of each calendar month and the Maturity Date; and (c) as to any Base Rate Loan (including any Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to any Term SOFR Loan or any Alternative Currency Term Rate Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Term SOFR Loan or an Alternative Currency Term Rate Loan, as applicable, and ending on the date one, three or, other than with respect to any Alternative Currency Term Rate Loan for which the Relevant Rate is CDOR, six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in its Committed Loan Notice; provided, that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Interim Financial Statements” means unaudited consolidated financial statements of the Company and its Subsidiaries for the fiscal quarter ended March 31, 2022, including balance sheets and statements of income or operations, shareholders’ equity and cash flows.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit, or all or a substantial part of the business, of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (and, if such Investment is made in a currency other than Dollars, shall be the equivalent amount thereof in Dollars as reasonably determined by the Company at the time such Investment is made on the basis of the spot rate for the purchase by the Company of such currency with Dollars at such time), without adjustment for subsequent increases or decreases in the value of such Investment (including, with respect to any Investment made in a currency other than Dollars, as a result of changes in rates of currency exchange occurring after the time such Investment is made).

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Judgment Currency” has the meaning specified in Section 11.19.

“KPIs” has the meaning specified in Section 2.20(a).

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America (through itself or through one of its designated Affiliates or branch offices) in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement, and their respective successors and assigns and, unless the context requires otherwise, includes the Swing Line Lender. The term “Lender” shall include any Designated Lender.

“Lender Commitment Agreement” has the meaning set forth in Section 2.02(f)(iv).

“Lender Joinder Agreement” has the meaning set forth in Section 2.02(f)(iv).

“Lender Party” means each Lender, the L/C Issuer and the Swing Line Lender.

“Lending Office” means, as to the Administrative Agent, the L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Company and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Letter of Credit” means any standby letter of credit issued hereunder. Letters of Credit may be issued in Dollars or in any Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $15,000,000 and (b) the Revolving Credit Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Leverage Increase” has the meaning set forth in Section 7.11(b).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Guaranty, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15, each Collateral Document, each Designated Borrower Request and Assumption Agreement, the Fee Letter, each ESG Amendment, each Pari Passu Intercreditor Agreement and any other agreement, instrument or document designated by its terms as a “Loan Document” (but specifically excluding Secured Swap Agreements and Secured Treasury Management Agreements).

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“Management Determination” has the meaning specified in Section 2.14(d).

“Mandatory Cost” means any amount incurred periodically by any Lender during the term of this Agreement which constitutes fees, costs or charges imposed on lenders generally in the jurisdiction in which such Lender is domiciled, subject to regulation, or has its Facility Office by any Governmental Authority.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Acquisition” means any Permitted Acquisition for which the aggregate consideration (including cash and non-cash consideration (including assumed Indebtedness and the good faith estimate by the Company of the maximum amount of any deferred purchase price obligations (including any earn out obligations))) exceeds $50,000,000; provided, that, notwithstanding the foregoing, at the Company’s election, the Company may treat the Mirror Transactions as a Material Acquisition so long as, on or prior to the date on which the Mirror Transactions are consummated, the Company delivers written notice to the Administrative Agent designating the Mirror Transactions as a Material Acquisition.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of any Borrower or the Company and its Material Subsidiaries taken as a whole; (b) a material impairment on the rights and remedies of the Administrative Agent or any Lender under any Loan Document or the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means (a) each of the agreements, contracts and other documents as filed with the SEC as exhibits to the Company’s Form 10-K for the fiscal year ended December 31, 2021, whether actually attached as an exhibit or incorporated by reference to any earlier filings with the SEC, (b) any of the Company’s Forms 10-K or Forms 10-Q and all exhibits attached thereto whether actually attached as an exhibit or incorporated by reference to any earlier filings with the SEC filed after December 31, 2021, in each case, in accordance with Item 601(b)(4) and Item 601(b)(10) (or their equivalents) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934 as amended, (c) any Form 8-K, Form S-3 or Form S-4 and all exhibits attached thereto whether actually attached as an exhibit or incorporated by reference to any earlier filings with the SEC filed after December 31, 2021, and (d) any “material contract” as defined in Item 601(b)(10) of SEC Regulation S-K.

“Material Subsidiary” means, as of any date of determination, any Subsidiary (a) which, as of the end of the then most recently ended fiscal quarter of the Company, for the Measurement Period then ended, contributed greater than five percent (5.00%) of Consolidated EBITDA (adjusted to eliminate the effect of intercompany transactions) for such period, (b) the total assets (excluding Investments in other Subsidiaries) of which reflected on the balance sheet of such Subsidiary as of the end of the then most recently ended fiscal quarter, were greater than five percent (5.00%) of the consolidated total assets of the Company and its Subsidiaries as of such date, (c) which, as of the end of the then most recently ended fiscal quarter of the Company, for the Measurement Period then ended, contributed greater than five percent (5.00%) of the total revenue (adjusted to eliminate the effect of intercompany transactions) of the Company and its Subsidiaries on a consolidated basis for such period, or (d) the IP Rights of which are material to the operation of the business of the Company and its Subsidiaries taken as a whole; provided, that, (i) any Subsidiary that was not previously a Material Subsidiary shall not be deemed a Material Subsidiary until the date which is ninety (90) days after the date that the Loan Parties were required to deliver financial statements for the Measurement Period most recently ended prior to satisfaction of the applicable condition set forth in clause (a), (b), (c) or (d) above with respect to such Subsidiary (or such longer period as the Administrative Agent may agree in its sole discretion), and (ii) for clarity, any newly formed or acquired Material Subsidiary shall be deemed a Material Subsidiary on the date of such formation or acquisition (or as of such later date as the Administrative Agent may agree in its sole discretion); provided, further, that, at any time that any two or more Subsidiaries (other than (A) Material Subsidiaries and (B) Excluded Subsidiaries) of the Company (1) as of the end of any fiscal quarter of the Company, for the Measurement Period then ended, contributed greater than ten percent (10.0%) of Consolidated EBITDA (adjusted to eliminate the effect of intercompany transactions) for such period, (2) have total assets (excluding Investments in other Subsidiaries) reflected on the balance sheet of such Subsidiaries as of the end of any fiscal quarter greater than ten percent (10.0%) of the consolidated total assets of the Company and its Subsidiaries as of the end of such fiscal quarter or (3) as of the end of any fiscal quarter of the Company, for the Measurement Period then ended, contribute greater than ten percent (10.0%) of the total revenue (adjusted to eliminate the effect of intercompany transactions) of the Company and its Subsidiaries on a consolidated basis for such period, then, in each case, the Company shall have ninety (90) days after the date that the Loan Parties were required to deliver financial statements for the Measurement Period most recently ended prior to satisfaction of the applicable condition set forth in clause (1), (2) or (3) of this proviso (or such longer period as the Administrative Agent may agree in its sole discretion) to designate in writing to the Administrative Agent one or more additional Subsidiaries as “Material Subsidiaries” so that, following such written designation, none of the conditions set forth in clause (1), (2) or (3) above are thereafter satisfied. Within the time period and subject to the limitations and exclusions set forth in Section 6.13, the Company shall cause new Material Subsidiaries to become “Guarantors” pursuant to, and in accordance with the terms of, the Loan Documents. Notwithstanding the foregoing, each of (I) [reserved], (II) [reserved], (III) Gentherm Hungary Kft., (IV) Gentherm Ukraine TOV (formerly known as W.E.T.

Automotive Ukraine TOV), (V) Gentherm Vietnam Co. Ltd., (VI) Gentherm Macedonia DOOEL import – export Skopje, and (VII) each Loan Party (other than, for purposes of clarification, the Company) shall be deemed to be a “Material Subsidiary” at all times. It is understood and agreed that, with respect to any Subsidiary that is not a “Material Subsidiary” as of the Closing Date, the references to “the then most recently ended fiscal quarter of the Company” set forth in clauses (a), (b) and (c) of this definition shall refer to the then most recently ended fiscal quarter for which the Company was required to deliver financial statements pursuant to Section 6.01(a) or (b).

“Material Subsidiary Date” has the meaning set forth in Section 6.13.

“Maturity Date” means June 10, 2027; provided, that, if such day is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 11.09.

“Measurement Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Company ended on or prior to such date (taken as one accounting period) in respect of which financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b), as applicable; provided, that, prior to the first date that financial statements have been or are required to have been delivered pursuant to Section 6.01(a) or (b), the Measurement Period in effect shall be the period of four consecutive fiscal quarters of the Company ended March 31, 2022.

“Mercury” means Modine Manufacturing Company, a Wisconsin corporation.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 102% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i) or (a)(ii), an amount equal to 102% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Mirror Merger” has the meaning specified in the definition of “Mirror Transactions”.

“Mirror Merger Agreement” means the Agreement and Plan of Merger, dated as of January 29, 2026, by and among Mercury, Mirror SpinCo, the Company and Mirror Merger Sub, as amended, supplemented or otherwise modified from time to time.

“Mirror Merger Sub” means Platinum Gold Merger Sub Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

“Mirror Separation Agreement” means the Separation Agreement, dated as of January 29, 2026, by and among Mercury, the Company and Mirror SpinCo, as amended, supplemented or otherwise modified from time to time.

“Mirror SpinCo” means Platinum SpinCo Inc., a Delaware corporation and a wholly-owned Subsidiary of Mercury.

“Mirror Transaction Documents” means the Mirror Merger Agreement and the Mirror Separation Agreement.

“Mirror Transactions” means, collectively, (a) the separation of Mirror SpinCo from Mercury, (b) the payment by Mirror SpinCo of the SpinCo Cash Distribution (as defined in the Mirror Separation Agreement and as may be adjusted in accordance with the Mirror Transaction Documents), (c) the Distribution (as defined in the Mirror Separation Agreement), (d) the merger of Mirror Merger Sub with and into Mirror SpinCo, with Mirror SpinCo surviving and becoming a wholly-owned subsidiary of the Company and with the shares of Mirror SpinCo being automatically converted into the right to receive a specified number of shares of the common stock of the Company (the “Mirror Merger”), (e) the payment by the Company of the Gold Special Dividend (as defined in the Mirror Merger Agreement), if any, and (f) the payment of fees, costs and expenses in connection with the foregoing, in each case, pursuant to the Mirror Transaction Documents.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Assets” has the meaning specified in Section 2.14(a).

“New Guarantor” has the meaning specified in Section 6.13(a).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Not Otherwise Applied” means, with reference to any proceeds of any transaction or event that is proposed to be applied to a particular use or transaction, that such amount has not previously been (and is not simultaneously being) applied to anything other than such particular use or transaction.

“Note” means a promissory note made by each Borrower in favor of a Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Lender, substantially in the form of Exhibit C.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit I or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, and (b) all Additional Secured Obligations of any Loan Party, in the case of each of clauses (a) and (b), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that, the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means: (a)(i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity; (b) with regards to a Person organized under German Law (i) the articles of association or partnership agreement (Satzung or Gesellschaftsvertrag), (ii) to the extent applicable, a current excerpt of the entry of such Person in the commercial register (Handelsregisterauszug) and list of shareholders (Gesellschafterliste), and (iii) any standing orders, by-laws or internal guidelines of or applicable to such Person; and (c) with regards to a Person organized under the laws of Hungary, the articles of association or partnership agreement (létesitö okirat, alapító okirat) and a current excerpt of the entry of such Person in the court of registration (cégkivonat).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp or documentary taxes or any other excise taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation (other than an assignment made pursuant to Section 11.13).

“Outstanding Amount” means (a) with respect to Revolving Credit Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Revolving Credit Loans occurring on such date, (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date, and (c) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable interbank market for such currency to major banks in such interbank market.

“Pari Passu Intercreditor Agreement” means, with respect to any Permitted Pari Passu Indebtedness, an intercreditor agreement, in substantially the form attached hereto as Exhibit L (with such changes as the Administrative Agent may agree in its reasonable discretion), entered into between or among the Administrative Agent and the holder(s) of such Permitted Pari Passu Indebtedness (or the trustee, agent, or similar Person acting in any similar capacity under the definitive documentation governing such Permitted Pari Passu Indebtedness).

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisitions” means any Investments consisting of an Acquisition by any Loan Party; provided, that: (a) no Default shall have occurred and be continuing or would result from such Acquisition; (b) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a related line of business as the Company and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof); (c) the Administrative Agent shall have received all items in respect of the Equity Interests or property acquired in such Acquisition required to be delivered by the terms of Section 6.13; (d) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition; (e) the Company shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, (i) the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end for which the Company was required to deliver financial statements pursuant to Section 6.01(a) or (b) and (ii) the Consolidated Net Leverage Ratio is at least 0.25 less than the ratio required to be maintained at such time by Section 7.11(b); (f) the Company shall have delivered to the Administrative Agent pro forma financial statements for the Company and its Subsidiaries after giving effect to such Acquisition for the twelve month period ending as of the most recent fiscal quarter in a form satisfactory to the Administrative Agent; (g) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date and except that for purposes of this clause (g), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; (h) if such transaction involves the purchase of an interest in a partnership between the Company (or a Subsidiary) as a general partner and entities unaffiliated with the Company or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Company newly formed for the sole purpose of effecting such transaction; and (i) immediately after giving effect to such Acquisition, there shall be at least $10,000,000 of availability under the Revolving Credit Facility.

“Permitted Bridge Indebtedness” means any Permitted Term Indebtedness that is 364-day bridge Indebtedness; provided, that, (a) either (i) such Indebtedness is incurred with the intent to repay or prepay such Indebtedness with the proceeds of permanent Indebtedness that complies with the requirements of Section 7.03(o)(i) (including, for the avoidance of doubt, the requirements set forth in clause (E) of the proviso to Section 7.03(o)(i)), or (ii) at the maturity of such Indebtedness, such Indebtedness is structured such that it shall automatically convert to (or shall be structured such that is required to be exchanged for) Indebtedness that complies with the requirements of Section 7.03(o)(i) (including, for the avoidance of doubt, the requirements set forth in clause (E) of the proviso to Section 7.03(o)(i)), (b) such Indebtedness shall not be subject to any scheduled amortization payments (other than payments required at the maturity thereof), and (c) the only prepayments required to be made on such Indebtedness shall be such prepayments as are customary for similar bridge financings in light of then-prevailing market conditions (as determined by the Company in good faith).

“Permitted Pari Passu Indebtedness” means any Permitted Term Indebtedness that is secured on a pari passu basis with the Liens securing the Obligations and with respect to all or a portion of the Collateral.

“Permitted Refinancing” means, with respect to any Permitted Term Indebtedness permitted pursuant to Section 7.03(o)(i), any modification, refinancing, refunding, renewal or extension of such Permitted Term Indebtedness; provided, that, (a) the principal amount of the Indebtedness resulting therefrom shall not exceed the sum of (i) the outstanding principal amount of the Permitted Term Indebtedness so modified, refinanced, refunded, renewed or extended on the date of such modification, refinancing, refund, renewal or extension, except by an amount equal to unpaid accrued interest and premiums thereon, plus reasonable fees and expenses (including upfront fees and original issue discount) incurred in connection with such modification, refinancing, refunding, renewal or extension, and (ii) additional amounts that would be permitted to be incurred pursuant to Section 7.03(o)(i) at the time of such modification, refinancing, refunding, renewal or extension, (b) the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension shall have (i) a final maturity date equal to or later than the final maturity date of the Permitted Term Indebtedness being modified, refinanced, refunded, renewed or extended, and (ii) other than with respect to a Permitted Refinancing of Permitted Bridge Indebtedness, a weighted average life to maturity equal to or longer than the then-remaining weighted average life to maturity of the Permitted Term Indebtedness being modified, refinanced, refunded, renewed or extended, (c) the direct and contingent obligors of such Permitted Term Indebtedness shall not be expanded, as a result of or in connection with such modification, refinancing, refunding, renewal or extension, (d) the Indebtedness resulting from any such modification, refinancing, refunded, renewal or extension shall not be structured as revolving loans and/or revolving credit commitments, and shall be either (i) secured on a pari passu basis with the Liens securing the Obligations and with respect to all or a portion of the Collateral (and subject to a Pari Passu Intercreditor Agreement), or (ii) senior unsecured Indebtedness, and (e) the terms and conditions applicable to the Indebtedness resulting therefrom, when taken as a whole (other than interest rates, fees, discounts, premiums and optional prepayment or redemption terms), shall be (i) substantially identical to, or not materially more restrictive to the Company and its Subsidiaries than (in each case, as determined by the Company in good faith), those applicable to the Permitted Term Indebtedness so modified, refinanced, refunded, renewed or extended (other than covenants or other provisions that are added to the Loan Documents for the benefit of the Administrative Agent and the Lenders), or (ii) otherwise reasonably acceptable to the Administrative Agent.

“Permitted Term Indebtedness” means any Indebtedness permitted pursuant to Section 7.03(o).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Borrower or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement for the applicable covenant or requirement: (a) (i) with respect to any Disposition, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of shall be excluded and (ii) with respect to any Acquisition or Investment, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Company and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information satisfactory to the Administrative Agent, (b) any retirement of Indebtedness and (c) any incurrence or assumption of Indebtedness by the Company or any Subsidiary (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable, quantifiable and factually supportable manner and certified by a Responsible Officer of the Company in good faith.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Company containing reasonably detailed calculations of the Consolidated Net Leverage Ratio and the Consolidated Interest Coverage Ratio as of the most recent fiscal quarter end for which the Company was required to deliver financial statements pursuant to Section 6.01(a) or (b) after giving Pro Forma Effect to the applicable Specified Transaction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.22.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualified at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Determination Date” means, with respect to any Interest Period, two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Reference Date” has the meaning specified in the definition of “Available Amount”.

“Register” has the meaning specified in Section 11.06(c).

“Regulation” has the meaning specified in Section 5.21(f).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Rate” means with respect to any Revolving Credit Loan denominated in (a) Euros, EURIBOR (or any Successor Rate established in connection therewith), (b) Sterling, SONIA (or any Successor Rate established in connection therewith), and (c) Canadian Dollars, CDOR (or any Successor Rate established in connection therewith).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Revolving Credit Borrowing or a conversion or continuation of Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Borrowing, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided, that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, general counsel, managing director (Geschäftsführer), assistant treasurer, senior referent treasurer or controller of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer (including any Prokurist) or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and appropriate authorization documentation, in each case, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent thereof) or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revaluation Date” means: (a) with respect to any Revolving Credit Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Loan; (ii) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.02; (iii) each Interest Payment Date for an Alternative Currency Loan; and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance or extension of a Letter of Credit denominated in an Alternative Currency; (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount); (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency; and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type, in the same currency, and, in the case of Term SOFR Loans or Alternative Currency Term Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(a).

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of such Lender’s outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Commitments at such time. The aggregate principal amount of the Revolving Credit Facility in effect on the Closing Date is FIVE HUNDRED MILLION DOLLARS ($500,000,000).

“Revolving Credit Loan” has the meaning specified in Section 2.01(a).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctions” means any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.07(b).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Swap Banks, the Treasury Management Banks, the Indemnitees, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Secured Party Designation Notice” means a notice from any Swap Bank or Treasury Management Bank substantially in the form of Exhibit G.

“Secured Swap Agreement” means any Swap Contract permitted under Section 7.03 between any Loan Party and any Swap Bank; provided, that, for any of the foregoing to be included as a “Secured Swap Agreement” on any date of determination by the Administrative Agent, the applicable Swap Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Secured Treasury Management Agreement” means any Treasury Management Agreement between any Loan Party and any Treasury Management Bank; provided, that, for any of the foregoing to be included as a “Secured Treasury Management Agreement” on any date of determination by the Administrative Agent, the applicable Treasury Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey, or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person (or, with respect to factoring arrangements, an unaffiliated third party of such Person).

“Security Agreement” means that certain second amended and restated pledge and security agreement dated as of the Closing Date, executed in favor of the Administrative Agent, for the benefit of the Secured Parties, by each Domestic Loan Party.

“Security Agreement Supplement” has the meaning specified in Section 1.1 of the Security Agreement.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property and assets of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the property and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property and assets would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth (5th) Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided, that, if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“Special Notice Currency” means, at any time, any Alternative Currency other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Loan Party” has the meaning set forth in Section 10.08.

“Specified Transaction” means (a) any Acquisition, any Disposition, any sale or other transfer that results in a Person ceasing to be a Subsidiary, or any Investment that results in a Person becoming a Subsidiary, in each case, whether by merger, amalgamation, consolidation or otherwise, (b) any incurrence or repayment of Indebtedness, and (c) any other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant or requires such test or covenant to be calculated on a Pro Forma Basis.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided, that, the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; provided, further, that, the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” means the lawful currency of the United Kingdom.

“Subordinated Provisions” has the meaning specified in Section 8.01(m).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Successor Rate” has the meaning specified in Section 3.07(b).

“Supported QFC” has the meaning specified in Section 11.22.

“Sustainability Coordinator” means BofA Securities, in its capacity as the sustainability coordinator.

“Swap Bank” means any Person that (a) at the time it enters into a Swap Contract with a Loan Party, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (b) in the case of any Swap Contract with a Loan Party in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Swap Contract or (c) within 30 days after the time it enters into the applicable Swap Contract with a Loan Party, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Swap Contract.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable U.S. Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, value added taxes, including as provided for in the Value Added Tax Act (Umsatzsteuergesetz) of Germany and any other tax of a similar nature or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means: (a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one (1) month commencing that day; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; provided, that, if Term SOFR determined in accordance with either of the foregoing clause (a) or clause (b) would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR or any proposed Term SOFR Successor Rate, as applicable, any conforming changes to the definition of “Base Rate”, the definition of “Interest Period”, the definition of “SOFR”, the definition of “Term SOFR”, the timing and frequency of determining rates and making payments of interest, and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the timing of borrowing requests or prepayment, conversion or continuation notices, and the length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Company is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Term SOFR Loan” means a Revolving Credit Loan that is denominated in Dollars and that bears interest at a rate based on clause (a) of the definition of “Term SOFR.”

“Term SOFR Replacement Date” has the meaning specified in Section 3.07(a).

“Term SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.07(a).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Term SOFR Successor Rate” has the meaning specified in Section 3.07(a).

“Threshold Amount” means $35,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitment and Revolving Credit Exposure of such Lender at such time.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Trade Date” has the meaning specified in an Assignment and Assumption.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Management Bank” means any Person that (a) at the time it enters into a Treasury Management Agreement with a Loan Party, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (b) in the case of any Treasury Management Agreement with a Loan Party in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Treasury Management Agreement or (c) within 30 days after the time it enters into the applicable Treasury Management Agreement with a Loan Party, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Treasury Management Agreement.

“TTM Consolidated EBITDA” means, as of any date of determination, Consolidated EBITDA for the Measurement Period most recently ended on or prior to such date for which the Company has (or was required) to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b) (or, prior to the first delivery of financial statements pursuant to Section 6.01(a) or Section 6.01(b), by reference to the Interim Financial Statements).

“Type” means, with respect to a Revolving Credit Loan, its character as a Base Rate Loan, a Term SOFR Loan, an Alternative Currency Daily Rate Loan, or an Alternative Currency Term Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Borrower Guaranteed Obligations” means the collective reference to (a) all Obligations, (b) all Additional Secured Obligations and (c) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.08).

“U.S. Borrowers” means, collectively, (a) the Company, (b) Gentherm Texas, (c) Gentherm Medical, and (d) each Designated Borrower (other than any Designated Borrower that is a Disregarded Entity Borrower) that is organized under the laws of the United States, any State thereof or the District of Columbia.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.22.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” means the lawful currency of Japan.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal property and tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(e) The representations and warranties given in Section 5.26 shall not be made by, and Section 6.19 and Section 7.17 shall not apply to, Gentherm Germany if and to the extent that this would violate or expose Gentherm Germany to any liability under EU Regulation (EC) 2271/96 or Section 7 of the German Foreign Trade Ordinance (Verordung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)) or any similar anti-boycott or blocking law, regulation or statute that is in force from time to time and applicable to Gentherm Germany. In relation to any Lender domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) or otherwise subject to the German Foreign Trade Act (Außenwirtschaftsgesetz) and/or EU Regulation (EC) 2271/96, Section 5.26, Section 6.19 and Section 7.17 will only apply for the benefit of that Lender if and to extent that this would not violate or expose that Lender to any liability under EU Regulation (EC) 2271/96 or Section 7 of the German Foreign Trade Ordinance (Verordung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)) or any similar anti-boycott or blocking law, regulation or statute that is in force from time to time and applicable to that Lender.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded, and (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015.

(b) Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Pro Forma Calculations. Notwithstanding anything to the contrary contained herein, all calculations of the Consolidated Net Leverage Ratio (including for purposes of determining the Applicable Rate) and the Consolidated Interest Coverage Ratio shall be made on a Pro Forma Basis with respect to all Specified Transactions occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four quarter period but not later than the date of such calculation; provided, that, notwithstanding the foregoing, when calculating the Consolidated Net Leverage Ratio and/or the Consolidated Interest Coverage Ratio for purposes of determining (i) compliance with Section 7.11 and/or (ii) the Applicable Rate, any Specified Transaction and any related adjustment contemplated in the definition of “Pro Forma Basis” that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect. For purposes of determining compliance with any provision of this Agreement which requires Pro Forma Compliance with any financial covenant set forth in Section 7.11, (A) in the case of any such compliance required after delivery of financial statements for the fiscal quarter ending June 30, 2022, such Pro Forma Compliance shall be determined by reference to the maximum Consolidated Net Leverage Ratio and/or minimum Consolidated Interest Coverage Ratio, as applicable, permitted for the fiscal quarter most recently then ended for which financial statements have been delivered (or were required to have been delivered) in accordance with Section 6.01(a) or (b), and (B) in the case of any such compliance required prior to the delivery referred to in clause (B) above, such Pro Forma Compliance shall be determined by reference to the Interim Financial Statements and the maximum Consolidated Net Leverage Ratio and/or minimum Consolidated Interest Coverage Ratio, as applicable, permitted for the fiscal quarter ending June 30, 2022.

(d) Cash Netting; Certain Calculations. Notwithstanding anything contained herein to the contrary, with respect to determining the permissibility of the incurrence of any Indebtedness, the proceeds thereof shall not be counted as “unrestricted cash and Cash Equivalents of the Domestic Loan Parties” for the purposes of clause (a)(ii) of the definition of “Consolidated Net Leverage Ratio”. Prior to the delivery of financial statements pursuant to Section 6.01(b) for the fiscal quarter ending June 30, 2022, any calculation or other determination to be made pursuant to this Agreement by reference to the most recent financial statements of the Company shall be calculated or determined, as applicable, by reference to Interim Financial Statements. Each Leverage Increase shall only apply (i) with respect to the calculation of the Consolidated Net Leverage Ratio for purposes of determining compliance with Section 7.11(b) as of the end of each fiscal quarter of the Company, and (ii) for purposes of determining compliance with clause (e) of the proviso to the definition of “Permitted Acquisition” in connection with the consummation of any Material Acquisition.

1.04 Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Revolving Credit Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Revolving Credit Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

(c) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including any Term SOFR Successor Rate or any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Term SOFR Conforming Changes or any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Term SOFR Successor Rate or any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Term SOFR Successor Rate or any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

1.06 Change of Currency.

(a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided, that, if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.07 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.08 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.09 Additional Alternative Currencies.

(a) The Company may from time to time request that Revolving Credit Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided, that, such requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Revolving Credit Loans, such request shall be subject to the approval of the Administrative Agent and each Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m. twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Revolving Credit Loans, the Administrative Agent shall promptly notify each Lender; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Revolving Credit Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m. ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Credit Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in Section 1.09(b) shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Revolving Credit Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Revolving Credit Loans in such requested currency and the Administrative Agent and the Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and the Lenders may amend this Agreement to the extent necessary to add the applicable rate for such currency and applicable adjustment for such rate, as applicable, and (ii) to the extent this Agreement or has been amended to reflect the appropriate interest rate for such currency (and applicable adjustment, if any), such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Revolving Credit Borrowing. If the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (A) the Administrative Agent and the L/C Issuer may amend this Agreement to add such currency as an Alternative Currency for Letters of Credit, and (B) to the extent this Agreement has been amended to add such currency as an Alternative Currency for Letters of Credit, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09, the Administrative Agent shall promptly so notify the Company.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Loans.

(a) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, that, after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow Revolving Credit Loans under this Section 2.01(a), prepay Revolving Credit Loans under Section 2.05, and reborrow Revolving Credit Loans under this Section 2.01(a). Revolving Credit Loans may be Base Rate Loans, Term SOFR Loans, Alternative Currency Daily Rate Loans, or Alternative Currency Term Rate Loans, as further provided herein. Revolving Credit Loans may be borrowed in Dollars or any Alternative Currency.

(b) Obligations for the Loans. Each U.S. Borrower shall be jointly and severally obligated for all Obligations, and, more specifically, shall be jointly and severally liable (together with each Foreign Borrower) for all Loans and other Obligations of the Foreign Borrowers, including all payments of principal, interest and fees in connection therewith. The Foreign Borrowers shall only be obligated for the Foreign Obligations, such obligation to be joint and several among the Foreign Obligors (together with each U.S. Borrower).

2.02 Revolving Credit Borrowings; Conversions and Continuations of Revolving Credit Loans.

(a) Each Revolving Credit Borrowing, each conversion of Base Rate Loans to Term SOFR Loans, each conversion of Term SOFR Loans to Base Rate Loans, each continuation of Term SOFR Loans at the end of any Interest Period therefor, and each continuation of Alternative Currency Term Rate Loans at the end of any Interest Period therefor, shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Committed Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two (2) Business Days prior to the requested date of any Revolving Credit Borrowing of, conversion to or continuation of Term SOFR Loans, or of any conversion of Term SOFR Loans to Base Rate Loans, (ii) three (3) Business Days (or five (5) Business Days, in the case of a Special Notice Currency) prior to the requested date of any Revolving Credit Borrowing of Alternative Currency Loans, (iii) three (3) Business Days (or five (5) Business Days, in the case of a Special Notice Currency) in the case of the continuation of any Alternative Currency Term Rate Loans, and (iv) on the requested date of any Revolving Credit Borrowing of Base Rate Loans. Each Revolving Credit Borrowing of, conversion to or continuation of Term SOFR Loans or Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $1,000,000 or a whole multiple of the Dollar Equivalent of $25,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Revolving Credit Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $25,000 in excess thereof. Each Committed Loan Notice shall specify (A) whether the applicable Borrower is requesting a Revolving Credit Borrowing, a conversion of Base Rate Loans to Term SOFR Loans, a conversion of Term SOFR Loans to Base Rate Loans, a continuation of Term SOFR Loans at the end of any Interest Period therefor, or a continuation of Alternative Currency Term Rate Loans at the end of any Interest Period therefor, (B) the requested date of the Revolving Credit Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Revolving Credit Loans to be borrowed, converted or continued, (D) the Type of Revolving Credit Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, (E) if applicable, the duration of the Interest Period with respect thereto and (F) the applicable currency of the resulting Revolving Credit Loans. If a Borrower fails to specify a currency in a Committed Loan Notice requesting a Revolving Credit Borrowing, then the Revolving Credit Loans so requested shall be made in Dollars. If a Borrower fails to specify a Type of Revolving Credit Loan in a Committed Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Loans shall be made as, or converted to, Base Rate Loans; provided, that, in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, such Loans shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If a Borrower requests a Revolving Credit Borrowing of, conversion to, or continuation of Term SOFR Loans or Alternative Currency Term Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Revolving Credit Loan may be converted into or continued as a Revolving Credit Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency. Notwithstanding anything to the contrary herein, this Section 2.02 shall not apply to Swing Line Loans or Swing Line Borrowings.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Revolving Credit Loans denominated in a currency other than Dollars, in each case, as described in Section 2.02(a). In the case of a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its

Revolving Credit Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Revolving Credit Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Alternative Currency Loan, in each case, on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Revolving Credit Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, that, if, on the date the Committed Loan Notice with respect to a Revolving Credit Borrowing is given by a U.S. Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

(c) Except as otherwise provided herein, a Term SOFR Loan or an Alternative Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Loan. During the continuance of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans or Alternative Currency Term Rate Loans, in each case without the consent of the Required Lenders and the Required Lenders may demand that any or all of the outstanding Term SOFR Loans be converted immediately to Base Rate Loans and any or all of the then outstanding Alternative Currency Term Rate Loans be prepaid, or redenominated into Dollars as Base Rate Loans in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or any portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender.

(e) After giving effect to all Revolving Credit Borrowings, all conversions of Term SOFR Loans to Base Rate Loans, all conversions of Base Rate Loans to Term SOFR Loans, all continuations of Term SOFR Loans, and all continuations of Alternative Currency Term Rate Loans, there shall not be more than twelve (12) Interest Periods in effect with respect to Revolving Credit Loans.

(f) The Borrowers may, at any time and from time to time, upon prior written notice from the Company to the Administrative Agent, increase the Revolving Credit Facility (but not the Letter of Credit Sublimit or the Swing Line Sublimit) by a maximum aggregate principal amount of up to TWO HUNDRED MILLION DOLLARS ($200,000,000) (it being understood and agreed that the aggregate principal amount of Revolving Credit Facility increases made pursuant to this Section 2.02(f) shall not exceed $200,000,000) with additional Commitments from any existing Lender or new Commitments from any other Person selected by the Borrowers and reasonably acceptable to the Administrative Agent, the L/C Issuer and the Swing Line Lender; provided, that:

(i) any such increase shall be in a minimum principal amount of $2,000,000 and in integral multiples of $500,000 in excess thereof;

(ii) no Default or Event of Default shall exist and be continuing at the time of any such increase, or after giving effect to any such increase;

(iii) no existing Lender shall be under any obligation to increase its Commitment and any such decision whether to increase its Commitment shall be in such Lender’s sole and absolute discretion;

(iv) (A) any new Lender shall join this Agreement by executing a joinder agreement in substantially the form of Exhibit H-1 (a “Lender Joinder Agreement”) and/or (B) any existing Lender electing to increase its Commitment shall have executed a commitment agreement in substantially the form on Exhibit H-2 (a “Lender Commitment Agreement”);

(v) a Responsible Officer of the Company shall deliver to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to any such increase in the Revolving Credit Facility on a Pro Forma Basis (and assuming for purposes of such calculation that any such increase to the Revolving Credit Facility is fully drawn), the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11(a) and (b) as of the most recent fiscal quarter for which the Company was required to deliver financial statements pursuant to Section 6.01(a) or (b);

(vi) as a condition precedent to such increase, the Company shall deliver to the Administrative Agent (for delivery to the Lenders) a combined certificate of all Loan Parties dated as of the date of such increase signed by a Responsible Officer of each Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of each Borrower, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such increase, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date and (y) that for purposes of this Section 2.02(f), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (2) no Default or Event of Default shall exist; and

(vii) Schedule 2.01 shall be deemed revised to reflect the increase to the Revolving Credit Facility affected pursuant to this Section 2.02(f) and to include thereon any Person that becomes a Lender pursuant to this Section 2.02(f).

The Borrowers shall prepay any Revolving Credit Loans owing by them and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Commitments arising from any non-ratable increase in the Revolving Credit Facility under this Section 2.02(f).

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the Availability Period, from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or one or more Alternative Currencies for the account of the Company or its Subsidiaries (other than any Foreign Subsidiary domiciled in a jurisdiction where the L/C Issuer is prohibited from issuing a Letter of Credit or would be required to obtain any license, permit or approval from any Governmental Authority to issue a Letter of Credit), and to amend or extend Letters of Credit previously issued by it, in accordance with clause (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided, that, after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request pursuant to Section 2.03(b)(i) for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed..

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twenty-four months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur more than one (1) year after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

For the avoidance of doubt, the parties hereto agree that the obligation of the Lenders to reimburse the L/C Issuer for any Unreimbursed Amount with respect to any Letter of Credit shall terminate on the Maturity Date with respect to any drawings occurring after that date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $10,000;

(D) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Company or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company (or, if designated by the Company in writing to the L/C Issuer, any Subsidiary (other than any Foreign Subsidiary domiciled in a jurisdiction where the L/C Issuer is prohibited from issuing a Letter of Credit or would be required to obtain any license, permit or approval from any Governmental Authority to issue a Letter of Credit) (such Subsidiary, a “Designated L/C Subsidiary”)) delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company (or such Designated L/C Subsidiary). Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof (and in the absence of specification of currency shall be deemed a request for a Letter of Credit denominated in Dollars); (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Company (or, if applicable, a Designated L/C Subsidiary) shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company (or, if applicable, a Designated L/C Subsidiary) and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Company (or, if applicable, a Designated L/C Subsidiary) so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit)

by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company (or such Designated L/C Subsidiary) shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, that, the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (1) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (2) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that, the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations under the Loan Documents and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, of any other provision of this Agreement, or of any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any of its Subsidiaries.

The Company (or, if applicable, a Designated L/C Subsidiary) shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s (or such Designated L/C Subsidiary’s) instructions or other irregularity, the Company (or such Designated L/C Subsidiary) will immediately notify the L/C Issuer. The Company (and, if applicable, such Designated L/C Subsidiary) shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that, this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in Sections 2.03(e)(i) through (vi); provided, that, anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (SWIFT) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit.

(h) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.16, with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. In addition, the Company shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion, make loans in Dollars (each such loan, a “Swing Line Loan”) to the U.S. Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, that, (i) after giving effect to any Swing Line Loan, (A) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (B) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, (ii) the U.S. Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (iii) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the U.S. Borrowers may borrow Swing Line Loans under this Section 2.04, prepay Swing Line Loans under Section 2.05, and reborrow Swing Line Loans under this Section 2.04. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the applicable U.S. Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone or a Swing Line Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $200,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable U.S. Borrower at its office by crediting the account of such U.S. Borrower on the books of the Swing Line Lender in Same Day Funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the applicable U.S. Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). The Swing Line Lender shall furnish the applicable U.S. Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable U.S. Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the U.S. Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the U.S. Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations under the Loan Documents and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the U.S. Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The U.S. Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) Optional.

(i) Each Borrower may, upon notice from such Borrower to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided, that, (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) two Business Days prior to any date of prepayment of Term SOFR Loans, (2) three Business Days (or five, in the case of prepayment of Revolving Credit Loans denominated in Special Notice Currencies) prior to any date of prepayment of Alternative Currency Loans, and (3) on the date of prepayment of Base Rate Loans, (B) any prepayment of Term SOFR Loans or Alternative

Currency Loans shall be in a minimum principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof, and (C) any prepayment of Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date, currency and amount of such prepayment and the Type(s) of Revolving Credit Loans to be prepaid and, if Term SOFR Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, that, it is understood and agreed that any such notice of prepayment may be contingent on the consummation of a refinancing of part or all of the Obligations. Any prepayment shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of any prepayment of Term SOFR Loans or Alternative Currency Loans, any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Revolving Credit Loans of the Lenders in accordance with their respective Applicable Percentages.

(ii) Each U.S. Borrower may, upon notice to the Swing Line Lender pursuant to delivery to the Swing Line Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided, that, (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 (or, if less, the remaining balance owing on such Swing Line Loan). Each such notice shall specify the date and amount of such prepayment. If such notice is given by a U.S. Borrower, such U.S. Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory.

(i) If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Company shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess (without a corresponding permanent reduction in the Revolving Credit Facility).

(ii) Prepayments of the Revolving Credit Facility made pursuant to Section 2.05(b)(i), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Company or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable

2.06 Termination or Reduction of Revolving Credit Facility.

(a) Optional. The Company may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit, or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit, or the Swing Line Sublimit; provided, that, (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction (which notice of termination or reduction may be contingent on the consummation of a refinancing of part or all of the Obligations), (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Company shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit.

(b) Mandatory. If after giving effect to any reduction or termination of the Revolving Credit Facility under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swing Line Sublimit or the Revolving Credit Facility under this Section 2.06. Upon any reduction of the Revolving Credit Facility, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Revolving Credit Loans. The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(b) Swing Line Loans. The U.S. Borrowers shall repay to the Swing Line Lender each Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Swing Line Loan is made and (ii) the Maturity Date.

2.08 Interest.

(a) Subject to the provisions of clause (b) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate for Term SOFR Loans, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans, (iii) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the applicable Alternative Currency Daily Rate plus the Applicable Rate for Alternative Currency Loans, (iv) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the applicable Alternative Currency Term Rate for such Interest Period plus the Applicable Rate for Alternative Currency Loans, and (v) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in Section 2.03(h) and (i):

(a) Commitment Fee. The Company shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) in Dollars at a rate per annum equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Revolving Credit Facility exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans, plus (B) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Revolving Credit Facility for purposes of determining the Commitment Fee. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period; provided, that, (1) no Commitment Fee shall accrue on the Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (2) any Commitment Fee accrued with respect to the Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Company so long as such Lender shall be a Defaulting Lender. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. The Company shall pay to BofA Securities and the Administrative Agent, for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) and Alternative Currency Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Alternative Currency Loans as to which market practice differs from the foregoing, in accordance with such market practice. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that, any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Net Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Net Leverage Ratio would have resulted in higher interest or fees for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent, for the account of the Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the applicable Debtor Relief Law, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), Section 2.03(h) or Section 2.08(b) or under Article VIII. Each Borrower’s obligations under this paragraph shall survive the termination of the Revolving Credit Facility and the repayment of all Obligations under the Loan Documents.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the written request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note or Notes, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Alternative Currency Loans, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Alternative Currency Loans shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans or Alternative Currency Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing and, for purposes of clarification, such Borrower shall be relieved of its obligation under this clause (i) to pay an equivalent amount to the Administrative Agent. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as a “Rescindable Amount”): (A) the applicable Borrower has not in fact made such payment; (B) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (C) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to a Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided, that, (1) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (2) the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Company or any Affiliate thereof (as to which the provisions of this Section shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.14 German Loan Parties. With respect to the liability of a German Loan Party which is a GmbH or a limited partnership (Kommanditgesellschaft) where the sole general partner is a GmbH (GmbH & Co. KG), and, in each case, only to the extent such German Loan Party secures the Obligations of the Company and its Subsidiaries (other than such German Loan Party and its direct or indirect Subsidiaries), the following provisions apply:

(a) The enforcement of any Guaranty granted by such German Loan Party (the “German Obligation”) shall be limited, if and to the extent that the relevant German Loan Party secures the obligations of an affiliated company (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (other than a direct or indirect Subsidiary of that German Loan Party), and if and to the extent that, in such case, the enforcement of the German Obligation (i) would cause such German Loan Party’s or, in case of a GmbH & Co. KG, its sole general partner’s assets (the calculation of which shall include all items set forth in section 266(2) A, B, C, D and E of the German Commercial Code (Handelsgesetzbuch)) less such German Loan Party’s or, in case of a GmbH & Co. KG, its general partner’s liabilities (the calculation of which shall include all items set forth in section 266(3) B, C, D and E of the German Commercial Code (Handelsgesetzbuch), but shall, for the avoidance of doubt, exclude the liabilities under the German Obligation) (the “Net Assets”) to be less than its or, in case of a GmbH & Co. KG, its sole general partner’s registered share capital (Stammkapital) (Begründung einer Unterbilanz), or (ii) (if such German Loan Party’s or, in case of a GmbH & Co. KG, its sole general partner’s Net Assets are already less than its registered share capital) would cause such amount to be further reduced (Vertiefung einer Unterbilanz).

(b) For the purposes of such calculation, the following balance sheet items shall be adjusted as follows:

(i) if the registered share capital of such German Loan Party or, in the case of a GmbH & Co. KG, its sole general partner is not fully paid up (nicht voll eingezahlt), the relevant amount which is not paid up shall be deducted from the registered share capital;

(ii) the amount of any increase of such German Loan Party’s and/or, in case of a GmbH & Co. KG, its sole general partner’s registered share capital out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) after August 7, 2014 that has been effected without the prior written consent of the Administrative Agent shall be deducted from the registered share capital;

(iii) loans and other liabilities shall be disregarded if and to the extent such loans and other liabilities or would, in the case of any insolvency, be considered subordinated (nachrangig) within the meaning of section 39 para 2 or section 39 para 1 No. 5 of the German Insolvency Code (Insolvenzordnung); and

(iv) loans and other contractual liabilities incurred in violation of the provisions of any Loan Document shall be disregarded.

(c) Each German Loan Party shall realize by sale, within 10 (ten) Business Days after receipt of written demand by the Administrative Agent to make a payment under the German Obligation (a “Demand”), to the extent legally permitted and commercially reasonable, in a situation where after enforcement of the German Obligation such German Loan Party and/or, in case of GmbH & Co. KG, its sole general partner would not have Net Assets in excess of its registered share capital, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of such asset if such asset is not necessary for such German Loan Party’s and/or, in case of a GmbH & Co. KG, its sole general partner’s business (nicht betriebsnotwendig). Prior to such realization, the German Loan Party shall assign its respective claim for the purchase price or other proceeds from the realization to the Administrative Agent for security purposes (Sicherungsabtretung). After the expiry of the above mentioned period, such German Loan Party shall inform the Administrative Agent in writing of the amount of the proceeds from any such sale and provide a new Management Determination (as defined below) regarding its or, in case of a GmbH & Co. KG, its sole general partner’s Net Assets taking into account such sale proceeds. Upon request of the Administrative Agent, such calculation is to be confirmed in the form of an Auditor’s Determination (as defined below) within 30 Business Days after the Administrative Agent’s receipt thereof.

(d) The limitations set out in clause (a) above shall only apply (i) if and to the extent that, within 10 (ten) Business Days following a Demand, the managing directors of such German Loan Party have confirmed in writing to the Administrative Agent (A) the extent to which the German Obligation is an up-stream or cross-stream security (as described in clause (a) above) and (B) the amount of which cannot be enforced as such enforcement would cause the Net Assets of such German Loan Party and/or, in case of a GmbH & Co. KG, its sole general partner to fall below its stated share capital; provided, that, such confirmation shall be supported by interim financial statements through the end of the most recently ended calendar month (calculated and adjusted as set out in clauses (a) and (b) above, the “Management Determination”); provided, further, that, the Administrative Agent shall not have contested the Management Determination for any reason, including the Administrative Agent’s determination that no amount or a lesser amount would be necessary for such German Loan Party and/or, in case of GmbH & Co. KG, its sole general partner to maintain its stated share capital; or (ii) within twenty (20) Business Days from the date the Administrative Agent has contested the Management Determination, the Administrative Agent receives a determination by auditors of international standard and reputation (the “Auditor’s Determination”) as appointed by such German Loan Party that such amount would have been necessary on the date of the Demand to maintain such German Loan Party’s and/or, in case of GmbH & Co. KG, its sole general partner’s stated share capital based on an up to date balance sheet which was produced using the same accounting principles applied to the establishment of the previous year’s balance sheet and calculated and adjusted in accordance with clauses (a) and (b) above. The Administrative Agent shall in any event be entitled to enforce the German Obligation for any amounts where such enforcement would, in accordance with the Management Determination, not cause the relevant German Loan Party’s or, in the case of a GmbH & Co. KG, its general partner’s Net Assets to be less than (or to fall further below) the amount of its respective registered share capital (in each case as calculated and adjusted in accordance with clauses (a) and (b) above).

(e) If such German Loan Party fails to deliver an Auditor’s Determination within twenty (20) Business Days after the date the Administrative Agent has contested the Management Determination, the Administrative Agent shall be entitled to enforce the German Obligation without limitation or restriction. If such German Loan Party delivers to the Administrative Agent an Auditor’s Determination as provided for in clause (d) within two (2) months after the commencement of any enforcement action, the Administrative Agent agrees to repay to such German Loan Party, without interest or recourse, the difference between the amount enforced pursuant to first sentence of this clause (e) and the amount which is determined as enforceable pursuant to the Auditor’s Determination.

(f) If the Administrative Agent disagrees with the Auditor’s Determination, the German Obligation shall be enforceable up to the amount which is undisputed between the Administrative Agent and such German Loan Party. In relation to the amount which is disputed, the Administrative Agent shall be entitled to further pursue its claims by legal action provided that it shall be incumbent upon the Administrative Agent to produce evidence that the amount required for the German Loan Party and/or, in case of a GmbH & Co. KG, its sole general partner to maintain the relevant state share capital is in fact lower.

(g) For the avoidance of doubt, nothing in this Agreement shall be interpreted as a restriction or limitation of the enforcement of the German Obligation to the extent it secures the prompt and complete payment and discharge of any and all obligations of such German Loan Party or any of such German Loan Party’s Subsidiaries. The limitations set out in clauses (a) through (d) shall not apply:

(i) in relation to any amounts borrowed under any Loan Document to the extent such proceeds were lent, on-lent or otherwise made available to such German Loan Party or any of such German Loan Party’s Subsidiaries from time to time and which have not been repaid by such German Loan Party or any of such German Loan Party’s Subsidiaries; provided, that, any repayment by such German Loan Party or any of such German Loan Party’s Subsidiaries shall only reduce the enforceable amount to an extent it has effectively resulted in a discharge of the secured claims of the Secured Parties which have advanced such loans to the relevant borrowers or which were otherwise made available to such German Loan Party or any of such German Loan Party’s Subsidiaries, and further provided that the relevant German Loan Party must prove that some or all of such amounts have not been lent, on-lent or otherwise made available to it or any of its Subsidiaries;

(ii) if such German Loan Party is a party as dominated entity (beherrschtes Unternehmen) to a domination agreement (Beherrschungsvertrag) and/or profit and loss transfer agreement (Gewinnabführungsvertrag) with:

(1) in case the German Loan Party (and/or, in case of a GmbH & Co KG, its general partner (persönlich haftender Gesellschafter)) is a Subsidiary of the relevant affiliate whose obligations are secured by the relevant German Obligation by the German Obligation, that affiliate as dominating entity (beherrschendes Unternehmen); or

(2) in case the German Loan Party (and/or, in case of a German GmbH & Co KG Guarantor, its general partner (persönlich haftender Gesellschafter)) and the relevant affiliate whose obligations are secured by the relevant German Obligation are both subsidiaries of a joint (direct or indirect) holding company, such holding company as dominating entity (beherrschendes Unternehmen);

provided, that, if a supreme court decision (höchstrichterliche Rechtsprechung) determined that – in order for section 30 paragraph 1 sentence 2 of the German Limited Liability Companies Act (GmbHG) to apply – a company’s or, in case of a German GmbH & Co KG, its general partner’s (persönlich haftender Gesellschafter) claim against the relevant dominating entity under a domination agreement and/or profit and loss transfer agreement must be fully recoverable (voll werthaltig), this clause (g)(ii) shall only apply if the German Loan Party’s or, in case of a GmbH & Co KG, its general partner’s claim against the relevant dominating entity is fully recoverable (voll werthaltig), but further provided that, in such case, the relevant German Loan Party or, in case of a GmbH & Co KG, its general partner must prove that or to which extent such claim for loss compensation (Verlustausgleichsanspruch) pursuant to section 302 of the German Stock Corporation Act (Aktiengesetz) is not fully recoverable (voll werthaltig);

(iii) if and to the extent such German Loan Party does not fulfill its obligations set out in clause (c) above;

(iv) if and to the extent that the German Loan Party (or in case of a GmbH & Co. KG, its sole general partner) holds on the date of enforcement of the German Obligation a fully recoverable indemnity or claim for refund (voll werthaltiger Gegenleistungs- oder Rückgewähranspruch) against its shareholder; or

(v) if and to the extent that, at the time of enforcement of the German Obligation, the limitations set out in clauses (a) through (d) are (due to a Change in Law or otherwise) no longer required in order to protect the managing director(s) of such German Loan Party from being personally liable for such obligation pursuant to sections 43, 30 of the German Limited Liability Companies Act (GmbHG).

(h) No reduction or limitation of the amount enforceable pursuant to this Section 2.14 shall prejudice the right of the Secured Parties to continue enforcing the German Obligation until full and final satisfaction of the claims secured.

2.15 Cash Collateral.

(a) Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the date that is one hundred and eighty (180) days prior to the Maturity Date, any L/C Obligation for any reason remains outstanding, (iii) as of the Maturity Date, any L/C Obligation that has not been Cash Collateralized in accordance with clause (ii) above for any reason remains outstanding, (iv) the Borrowers shall be required to provide Cash Collateral pursuant to Section 2.05 or Section 8.02(c), or (v) there shall exist a Defaulting Lender, the Company shall immediately (in the case of clause (iv) above) or within one (1) Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (v) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral provided pursuant to this Agreement, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Bank of America. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.05, 2.16 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, that, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15;

sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided, that, if (1) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(v). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(C) Defaulting Lender Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Company shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (B) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b) Defaulting Lender Cure. If the Company, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will promptly so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17 Appointment of Borrower Agent. Each Borrower (other than the Company) hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement, each of the other Loan Documents, and all other documents and electronic platforms entered into in connection herewith, including (a) the giving and receipt of notices and (b) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each other Borrower. For the purpose of this Section 2.17, each Borrower (other than the Company) releases the Company to the extent applicable from the restrictions on self-dealing and multi-representation pursuant to Section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

2.18 Designated Lenders. Each Lender at its option may make any Credit Extension to any Borrower by causing any domestic or foreign branch or Affiliate of such Lender (a “Designated Lender”) to make such Credit Extension (and in the case of an Affiliate, the provisions of Sections 3.01 through 3.05 and 11.04 shall apply to such Affiliate to the same extent as to such Lender); provided, that, any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Credit Extension in accordance with the terms of this Agreement.

2.19 Designated Borrowers.

(a) Designated Borrowers. The Company may at any time, upon not less than fifteen (15) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), request to designate any Subsidiary of the Company (an “Applicant Borrower”) as a Designated Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit J (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facility provided for herein (i) the Administrative Agent and the Lenders must each agree to such Applicant Borrower becoming a Designated Borrower and (ii) the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information (including any documentation or information that the Administrative Agent or any Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation), in form, content and scope reasonably satisfactory to the Administrative Agent, as may be reasonably required by the Administrative Agent or any Lender, and Notes signed by such new Borrowers to the extent any Lender so requires (the requirements in clauses (i) and (ii) hereof, the “Designated Borrower Requirements”). If the Designated Borrower Requirements are met, the Administrative Agent shall send a notice in substantially the form of Exhibit K (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a U.S. Borrower or a Foreign Borrower, as applicable, for all purposes of this Agreement; provided, that, no Committed Loan Notice, Swing Line Loan Notice or Letter of Credit Application, as applicable, may be submitted by or on behalf of such Designated Borrower until the date five (5) Business Days after such effective date.

(b) Appointment. Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.19 hereby irrevocably appoints the Company to act as its agent for all purposes of this Agreement and the other Loan Documents and agrees that (i) the Company may execute such documents on behalf of such Designated Borrower as the Company deems appropriate in its sole discretion and each Designated Borrower shall be obligated by all of the terms of any such document executed on its behalf, (ii) any notice or communication delivered by the Administrative Agent or the Lender to the Company shall be deemed delivered to each Designated Borrower and (iii) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Company on behalf of each of the Loan Parties. For the purposes of this Section 2.19, each Foreign Subsidiary of the Company that is or becomes a “Designated Borrower” releases the Company to the extent applicable from the restrictions on self-dealing and multi-representation pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

2.20 ESG Amendment.

(a) After the Closing Date, the Company, in consultation with the Sustainability Coordinator, shall be entitled, in its sole discretion, to establish specified key performance indicators (“KPIs”) with respect to certain environmental, social and governance (“ESG”) targets of the Company and its Subsidiaries. The Sustainability Coordinator, the Administrative Agent and the Company may amend this Agreement (such amendment, an “ESG Amendment”; it being understood and agreed that (x) prior to the effectiveness of an ESG Amendment, the Company shall have mandated the Sustainability Coordinator to act as sole sustainability coordinator in connection with such ESG Amendment and any ESG-related matters in connection therewith (such mandate to be in a writing signed by the Company and the Sustainability Coordinator, or otherwise in form and substance reasonably satisfactory to the Sustainability Coordinator), and (y) in connection with the effectiveness of an ESG Amendment, the Company shall have paid any fees required to be paid to the Sustainability Coordinator in connection with such ESG Amendment) solely for the purpose of incorporating the KPIs and other related provisions (the “ESG Pricing Provisions”) into this Agreement, and any such amendment shall become effective upon receipt by the Administrative Agent of the consent of (1) the Required Lenders and (2) each Lender serving (or whose Affiliate is serving) as an Arranger under this Agreement at the time such ESG Amendment becomes effective. Upon the effectiveness of any such ESG Amendment, based on the Company’s performance against the KPIs, certain adjustments (increase, decrease or no adjustment) (such adjustments, the “ESG Applicable Rate Adjustments”) to the otherwise applicable Applicable Rate for the Revolving Credit Facility, the Swing Line Loans, the Letter of Credit Fees and the Commitment Fee will be made; provided, that, the amount of the ESG Applicable Rate Adjustments shall not exceed (i) in the case of the Applicable Rate for the Commitment Fee, an increase and/or decrease of 0.01%, and (ii) in the case of the Applicable Rate for the Revolving Credit Facility, the Swing Line Loans and the Letter of Credit Fee, an increase and/or decrease of 0.05%; provided, further, that, in no event shall the Applicable Rate for the Revolving Credit Facility, the Swing Line Loans, the Letter of Credit Fees or the Commitment Fee be less than zero. The KPIs, the Company’s performance against the KPIs, and any related ESG Applicable Rate Pricing Adjustments resulting therefrom, will be determined based on certain certificates, reports and other documents, in each case, setting forth the calculation and measurement of the KPIs in a manner that is aligned with sustainability linked loan principles and to be mutually agreed between the Company, the Administrative Agent and the Sustainability Coordinator.

(b) The Sustainability Coordinator will (i) assist the Company in determining the ESG Pricing Provisions in connection with any applicable ESG Amendment, and (ii) assist the Company in preparing informational materials focused on ESG to be used in connection with any applicable ESG Amendment.

(c) Following the effectiveness of an ESG Amendment, any modification to the ESG Pricing Provisions shall be subject only to the consent of the Required Lenders so long as such modification does not have the effect of reducing the Applicable Rate for the Revolving Credit Facility, the Swing Line Loans, the Letter of Credit Fees and the Commitment Fee to a level not otherwise permitted by Section 2.20(a).

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require a Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to clause (e) below.

(ii) If a Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to clause (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Borrower or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to clause (e) below, (B) such Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount so withheld or deducted by it to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of clause (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Tax Indemnifications.

(i) Without limiting the provisions of clause (a) or (b) above, each Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by such Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this clause (c). A certificate as to the amount of any such payment or liability delivered to a Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of clauses (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so) and (y) the Administrative Agent and each Borrower, as applicable, against any Taxes attributable to such Lender’s or the L/C Issuer’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register, and (z) the Administrative Agent and each Borrower, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Revolving Credit Facility and the repayment, satisfaction or discharge of all Obligations under the Loan Documents.

(d) Evidence of Payments. Upon request by a Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by such Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Each Lender shall deliver to the Company and to the Administrative Agent, when reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Company or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the respective Borrowers hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the respective Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company on behalf of such Borrower or the Administrative Agent) executed copies of IRS Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Company on behalf of such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company on behalf of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) executed copies of IRS Form W-8ECI,

(III) executed copies of IRS Form W-8IMY and all required supporting documentation,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable), or

(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(iv) Each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date (or such later date on which it first becomes a Borrower), and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

(v) If a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Company and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (v), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that, each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to a Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

3.02 Illegality.

(a) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund any Credit Extension whose interest is determined by reference to SOFR, Term SOFR or any Relevant Rate, or to determine or charge interest rates based upon SOFR, Term SOFR or any Relevant Rate, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Term SOFR Loans or Alternative Currency Loans in the affected currency or currencies or, in the case of Term SOFR Loans, to convert Base Rate Loans to Term SOFR Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay in full such Term SOFR Loans or Alternative Currency Loans then outstanding (which prepayment shall be made (x) with respect to Term SOFR Loans or Alternative Currency Term Rate Loans, on the last day of the relevant Interest Periods of such Loans, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans to such day, and (y) with respect to Alternative Currency Daily Rate Loans, on the next Interest Payment Date for such Loans, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans to such day) or, if applicable and such Loans are Term SOFR Loans, convert such Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans, and (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

(b) If, in any applicable jurisdiction, the Administrative Agent, any Lender (including any Designated Lender), or the L/C Issuer determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, such Lender or the L/C Issuer to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest with respect to any Credit Extension to any Foreign Borrower, such Person shall promptly notify the Administrative Agent, and, upon the Administrative Agent notifying the Company, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended, and to the extent required by applicable Law, cancelled. Upon receipt of such notice, the Loan Parties shall (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan (or, in the case of an Alternative Currency Daily Rate Loan, on the next applicable Interest Payment Date) or other Obligation occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law), (B) to the extent applicable to any L/C Issuer, Cash Collateralize that portion of applicable L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized, and (C) take all other reasonable actions requested by such Person to mitigate or avoid such illegality.

3.03 Inability to Determine Rates.

(a) If in connection with any request for a Term SOFR Loan or an Alternative Currency Loan, or a request for a conversion of Base Rate Loans to Term SOFR Loans, or a request for a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A)(1) no Term SOFR Successor Rate has been determined in accordance with Section 3.07(a) and the circumstances under Section 3.07(a)(i) or the Term SOFR Scheduled Unavailability Date has occurred, or (2) no Successor Rate for the applicable Relevant Rate has been determined in accordance with Section 3.07(b) and the circumstances under Section 3.07(b)(i) or the Scheduled Unavailability Date has occurred, as applicable, (B) adequate and reasonable means do not otherwise exist for determining Term SOFR or the applicable Relevant Rate, as applicable, for any determination date(s) or requested Interest Periods, as applicable, with respect to a proposed Term SOFR Loan or a proposed Alternative Currency Loan, or in connection with an existing or proposed Base Rate Loan, or (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason Term SOFR or the applicable Relevant Rate, as applicable, for any determination date(s) or requested Interest Period, as applicable, does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans or the applicable Alternative Currency Loans shall be suspended (to the extent of the affected Term SOFR Loans, Alternative Currency Loans, Interest Periods or determination date(s), as applicable), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (a)(ii) above, until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (1) the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of the applicable Loans (to the extent of the affected Term SOFR Loans, Alternative Currency Loans, Interest Periods or determination date(s), as applicable) or, failing that, with respect to any request for a Borrowing of, conversion to, or continuation of Term SOFR Loans, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans, (2) any outstanding affected Term SOFR Loans shall be converted to Base Rate Loans at the end of their respective applicable Interest Periods, and (3) any outstanding affected Alternative Currency Loans shall be prepaid in full (such prepayment to occur on the next applicable Interest Payment Dates, in the case of Alternative Currency Daily Rate Loans, or at the end of the applicable Interest Periods, in the case of Alternative Currency Term Rate Loans).

(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent, in consultation with the Company and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to the Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer; or

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the L/C Issuer or the applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Term SOFR Loans or Alternative Currency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay (or cause the applicable Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and/or liquidity), then from time to time the Company will pay (or cause the applicable Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Mandatory Costs. If any Lender or the L/C Issuer incurs any Mandatory Costs attributable to the Obligations, then from time to time the Company will pay (or cause the applicable Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such Mandatory Costs. Such amount shall be expressed as a percentage rate per annum and shall be payable on the full amount of the applicable Obligations.

(d) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer prepared in good faith setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in clauses (a), (b) or (c) and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(e) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided, that, no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by a Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower;

(c) any failure by a Borrower to make payment of any Alternative Currency Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of a Term SOFR Loan or an Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay (or cause the applicable Borrower to pay) all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 11.13.

3.07 Successor Rates.

(a) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining one month, three month, and six month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month, and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans, or shall or will otherwise cease; provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative interest periods of Term SOFR after such specific date (the latest date on which one month, three month, and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Term SOFR Scheduled Unavailability Date”); then, on a date and time determined by the Administrative Agent (any such date, a “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Term SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (any such successor rate established pursuant to this Section 3.07(a), a “Term SOFR Successor Rate”). If the Term SOFR Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (A) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (B) if the events or circumstances of the type described in clause (i) above or clause (ii) above have occurred with respect to the Term SOFR Successor Rate then in effect, then, in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing Term SOFR or any then-current Term SOFR Successor Rate in accordance with this Section 3.07(a) at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Term SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Term SOFR Successor Rate. Any Term SOFR Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Term SOFR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Term SOFR Successor Rate as so determined would otherwise be less than zero, such Term SOFR Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Term SOFR Successor Rate, the Administrative Agent will have the right to make Term SOFR Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Term SOFR Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Term SOFR Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.07(a), those Lenders that either have not made, or do not have an obligation under this Agreement to make, Term SOFR Loans (or Loans accruing interest by reference to a Term SOFR Successor Rate, as applicable) shall be excluded from any determination of Required Lenders.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Alternative Currency because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Alternative Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Alternative Currency, or shall or will otherwise cease; provided, that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Alternative Currency (the latest date on which all tenors of the Relevant Rate for such Alternative Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date” for such Relevant Rate); or (iii) syndicated loans currently being executed and agented in the United States are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Alternative Currency; or if the events or circumstances of the type described in clause (i) above, clause (ii) above or clause (iii) above have occurred with respect to a Successor Rate then in effect, then the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Alternative Currency or any then-current Successor Rate for an Alternative Currency in accordance with this Section 3.07(b) with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternative Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternative Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.07(b), those Lenders that either have not made, or do not have an obligation under this Agreement to make, Loans denominated in the applicable Alternative Currency shall be excluded from any determination of Required Lenders for purposes of the establishment of a Successor Rate with respect to Alternative Currency.

3.08 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Revolving Credit Facility, repayment of all Obligations under the Loan Documents, and resignation of the Administrative Agent.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Closing Date. This Agreement shall become effective upon, and the obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to, satisfaction of the following conditions precedent:

(a) Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents to be executed and delivered on the Closing Date, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender and the L/C Issuer.

(b) Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent (it being understood and agreed that the Loan Parties shall not be required to deliver local counsel opinions for Guarantors organized in Hungary and Malta).

(c) Financial Statements. Receipt by the Administrative Agent of: (i) the Audited Financial Statements; (ii) the Interim Financial Statements; and (iii) financial projections for the Company and its Subsidiaries in form and substance satisfactory to the Administrative Agent for each year commencing with the fiscal year ended December 31, 2022 through December 31, 2027.

(d) No Material Adverse Change. There shall not have occurred a material adverse change since December 31, 2021 in the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of any Borrower or the Company and its Material Subsidiaries taken as a whole.

(e) Litigation. There shall not exist any action, suit, investigation or proceeding pending or, to the knowledge of any Borrower, threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(f) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, in form and substance satisfactory to the Administrative Agent and its legal counsel: (i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary or managing director (Geschäftsführer) of such Loan Party to be true and correct as of the Closing Date; (ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction or organization or formation; and (iv) in the case of Gentherm Hungary Kft., (A) a current excerpt of the entry of Gentherm Hungary Kft. in the court of registration records (cégkivonat), and (B) a quotaholder approval from the sole shareholder (quotaholder) of Gentherm Hungary Kft. approving the transactions contemplated by this Agreement and the other Loan Documents.

(g) Perfection and Priority of Liens. Receipt by the Administrative Agent of the following: (i) proper financing statements in form appropriate for filing under the UCC of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement; (ii) completed requests for information, dated on or before the Closing Date, listing all effective financing statements filed in the jurisdictions referred to in clause (ii) above that name any Loan Party as debtor, together with copies of such other financing statements; (iii) certificates representing any Equity Interests pledged under the Security Agreement accompanied by undated stock powers (or other transfers, stock transfer forms or the equivalent thereof) executed in blank and instruments evidencing any Indebtedness pledged under the Security Agreement indorsed in blank; (iv) searches of ownership of, and Liens on, intellectual property of each Domestic Loan Party in the appropriate governmental offices; and (v) duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the intellectual property of the Domestic Loan Parties.

(h) Evidence of Insurance. Receipt by the Administrative Agent of insurance certificates and endorsements of insurance (naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be), evidencing that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect.

(i) Closing Certificate. Receipt by the Administrative Agent of a certificate signed by the chief financial officer of the Company certifying that (i) the conditions specified in Sections 4.01(d) and (e) have been satisfied, (ii) after giving effect to the execution and delivery of the Loan Documents on the Closing Date, and all other transactions to occur on the Closing Date, (A) the representations and warranties of (1) the Borrowers contained in Article V and (2) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and (B) no Default exists, (iii) the Company and its Material Subsidiaries have no Indebtedness for borrowed money (other than Indebtedness permitted by Section 7.03) and (iv) each Loan Party is (after giving effect to the transactions contemplated hereby and the incurrence of Indebtedness related thereto), individually and together with its Material Subsidiaries on a consolidated basis, Solvent.

(j) Existing Credit Agreement. The Borrowers shall have (i) paid all accrued and unpaid interest on the loans outstanding under the Existing Credit Agreement to the Closing Date, (ii) repaid in full all loans outstanding immediately prior to the Closing Date under the Existing Credit Agreement, and (iii) paid all accrued fees owing to the lenders and the letter of credit issuer under the Existing Credit Agreement to the Closing Date.

(k) Fees. Receipt by the Administrative Agent of any fees required to be paid to the Administrative Agent, BofA Securities or any Lender on or before the Closing Date pursuant to the Fee Letter.

(l) Licensing Requirements. Each Lender shall have obtained all applicable licenses, consents, permits and approvals as deemed necessary by such Lender in order to execute and perform the transactions contemplated by the Loan Documents.

(m) Consents. Receipt by the Administrative Agent of a certificate of a Responsible Officer of the Company either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required.

(n) Attorney Costs. Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent owing pursuant to the Engagement Letter to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that, such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

(o) KYC Information; Beneficial Ownership. The Loan Parties shall have provided to the Administrative Agent and each Lender the documentation and information requested by the Administrative Agent or such Lender in order to comply with applicable law, including the Act. If any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent and each Lender shall have received, to the extent requested by the Administrative Agent or such Lender, a Beneficial Ownership Certification in relation to such Borrower.

Without limiting the generality of the provisions of the sentence of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only (x) a conversion of Term SOFR Loans to Base Rate Loans or a conversion of Base Rate Loans to Term SOFR Loans, or (y) a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 4.02(a), the representations and warranties contained in Section 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to, respectively, of Section 6.01(a) and (b).

(b) No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Alternative Currency Loans) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

(e) There shall be no impediment, restriction, limitation or prohibition imposed under Law or by any Governmental Authority, as to the proposed financing under this Agreement or the repayment thereof or as to rights created under any Loan Document or as to application of the proceeds of the realization of any such rights.

(f) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.19 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only (x) a conversion of Term SOFR Loans to Base Rate Loans or a conversion of Base Rate Loans to Term SOFR Loans, or (y) a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party and each of its Material Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the transactions contemplated thereby, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not: (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation in excess of the Threshold Amount to which such Person is a party or affecting such Person or the properties of such Person or any of its Material Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any conflict, breach, contravention of, payment or violation (but not creation of Lien) referred to in clause (b)(ii) or (c) above to the extent that such conflicts, breaches, contraventions, payments and violations could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the transactions contemplated hereby or thereby, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii) above, to the absence of footnotes and to normal yearend audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) The consolidated forecasted balance sheet and statements of income and cash flows of the Company and its Subsidiaries delivered pursuant to Sections 4.01(c)(iii) or 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were deemed to be reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Company’s good faith estimate of its future financial condition and performance.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Material Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither any Loan Party nor any Material Subsidiary thereof is in default under or with respect to, or party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens. Each Loan Party and each of its Material Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and its Material Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09 Environmental Compliance. The Loan Parties and their respective Material Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. The properties of each Loan Party and each of its Material Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where any Loan Party or the applicable Material Subsidiary operates.

5.11 Taxes. Each Loan Party and each of its Material Subsidiaries have filed all federal, state, provincial, territorial income and other material tax returns and reports required to be filed, and have paid all federal, state, provincial, territorial income and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any of its Material Subsidiaries that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Material Subsidiary thereof is party to any tax sharing agreement.

5.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws applicable to such Plan. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter, or may rely on an opinion letter, from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of each Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrowers and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, and neither the Borrowers nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrowers and each ERISA Affiliate have met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrowers nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrowers nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrowers nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) With respect to each employee benefit or similar scheme or arrangement mandated by a government other than the United States and maintained by any Loan Party or any Subsidiary (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Material Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):

(i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

(iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

(e) None of the Borrowers, any Material Subsidiary nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability or contingent liability under, any active or terminated Pension Plan.

(f) As of the Closing Date, no Borrower is, nor will any Borrower be, using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

5.13 Subsidiaries; Equity Interests. As of the Closing Date, the Borrowers have no Subsidiaries other than those specifically disclosed as a Subsidiary in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. The Borrowers have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Borrowers have been validly issued, are fully paid and non-assessable. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its organization.

5.14 Margin Regulations; Investment Company Act.

(a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loans will be used to purchase or carry margin stock (within the meaning of Regulation T, U or X issued by the FRB).

(b) None of the Borrowers, any Person Controlling the Borrowers, or any Subsidiary of the Borrowers is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. The Borrowers have disclosed to the Administrative Agent and the Lenders all Material Contracts and corporate or other restrictions to which it or any of its Material Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. As of the Closing Date, the information included in any Beneficial Ownership Certification delivered on or prior to the Closing Date, if applicable, is true and correct in all respects.

5.16 Compliance with Laws. Each Loan Party and each Material Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Intellectual Property; Licenses, Etc. Each Loan Party and their respective Material Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of each Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Material Subsidiaries infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of each Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18 Solvency. Each Loan Party is, individually and together with its Material Subsidiaries on a consolidated basis, Solvent.

5.19 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Material Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.20 Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrowers or any of their Material Subsidiaries as of the Closing Date; provided, that, employees in Germany and Hungary are represented by separate work councils having co-determination rights with respect to certain conditions of employment. Neither the Borrowers nor any Material Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

5.21 Representations as to Foreign Obligors. Each Foreign Obligor party hereto represents and warrants to the Administrative Agent and the Lenders (and each Foreign Obligor not a party hereto represents and warrants to the Administrative Agent and the Lenders pursuant to the applicable Guaranty) that:

(a) Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced, and (ii) any charge or tax as has been timely paid.

(c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

(d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided, that, any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

(e) The choice of governing law of the Loan Documents will be recognized and enforced in each jurisdiction in which a Foreign Obligor is organized and existing and each jurisdiction in which Collateral in respect of a Foreign Obligor is located, subject to any public policy considerations in such jurisdiction. Any judgment obtained in relation to a Loan Document in the jurisdiction of the governing law of such Loan Document will be recognized and enforced in each jurisdiction a Foreign Obligor is organized and existing and each jurisdiction in which Collateral in respect of a Foreign Obligor is located, subject to any public policy considerations in such jurisdiction.

(f) In the case of each Foreign Obligor, for the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in such Foreign Obligor’s jurisdiction of organization and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction. For the avoidance of doubt, a customs warehouse located in another jurisdiction does not constitute an “establishment” (as that term is used in Article 2(h) of the Regulation).

5.22 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.23 German Money Laundering Act (Geldwäschegesetz). All Credit Extensions to be made by the Lenders and the L/C Issuer under this Agreement will solely be drawn for the account of each Borrower. None of the Borrowers act in connection with this Agreement for the account, or upon the instigation (Veranlassung) of an economic beneficiary (wirtschaftlich Berechtigter) within the meaning of Section 3 of the German Money Laundering Act (Geldwäschegesetz).

5.24 Pari Passu Ranking. The payment obligations of each Foreign Obligor under the Loan Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by applicable Law generally.

5.25 Deposit Accounts. Other than the deposit accounts set forth on Schedule II to the Security Agreement, as of the Closing Date, no Domestic Loan Party maintains any deposit accounts (as defined in the UCC), securities accounts (as defined in the UCC) or other similar accounts.

5.26 Government Sanctions. The Company represents that neither the Company nor any of its Subsidiaries (collectively, the “Gentherm Company”) or, to the knowledge of the Gentherm Company, any director, officer, employee, agent, affiliate or representative of the Company is an individual or entity that is, or is owned or controlled by one or more individuals or entities that is, (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority, or (c) located, organized or resident in a Designated Jurisdiction. The Company and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

5.27 PATRIOT Act. To the extent applicable, the Company and each Subsidiary is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Act.

5.28 Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.29 Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any contingent claims for indemnification or expense reimbursement not yet asserted), or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each other Borrower and each Material Subsidiary (or, in the case of the covenant set forth in Section 6.19, each Subsidiary) that is not a Borrower to:

6.01 Financial Statements. Deliver to the Administrative Agent (for further distribution to each Lender):

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Company’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Company’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries; and

(c) as soon as available, but in any event not later than March 15 of each fiscal year of the Company, an annual business plan and budget of the Company and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Company, in form reasonably satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Subsidiaries on a quarterly basis for the then-current fiscal year (including the fiscal year in which the Maturity Date occurs).

As to any information contained in materials furnished pursuant to Section 6.02(c), the Company shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Section 6.01(a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent (for further distribution to each Lender):

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company;

(b) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Borrower by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

(c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange (or comparable agency in any applicable non-U.S. jurisdiction), and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Material Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Material Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Material Subsidiary thereof;

(f) not later than five Business Days after receipt thereof by any Loan Party or any Material Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding such indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

(g) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and

(h) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02; or (b) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents to the extent not readily available on any such Intranet or website. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States federal and state securities laws (provided, that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices. Promptly notify the Administrative Agent (for further notification to each Lender):

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of any ERISA Event or Foreign Plan Event;

(d) of any material change in accounting policies or financial reporting practices by any Loan Party; and

(e) of any change to the information included in any Beneficial Ownership Certification delivered to any Lender pursuant to this Agreement, including any change to the list of beneficial owners identified in any such Beneficial Ownership Certification (and, concurrently with the provision of any such notice, the Company shall deliver new Beneficial Ownership Certifications to each applicable Lender).

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by it and (b) all lawful claims which, if unpaid, would by law become a Lien upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves are being maintained by it.

6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05.

(b) Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties.

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

(b) Make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrowers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance (or 10 days’ prior notice in the case of termination or cancellation due to non-payment).

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving its assets and business.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year, it being understood that such time shall be at the Company’s expense; provided, further, that, when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) to refinance existing Indebtedness (including Indebtedness outstanding under the Existing Credit Agreement), (b) to pay fees and expenses incurred in connection with the transactions contemplated hereby, (c) to provide ongoing working capital and (d) for other general corporate purposes of the Company and its Material Subsidiaries not in contravention of any Law or of any Loan Document.

6.12 Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents.

6.13 Covenant to Guarantee Obligations and Give Security. Upon (x) the formation or acquisition of any new direct or indirect Material Subsidiary (other than an Excluded Subsidiary) or (y) any Subsidiary (other than an Excluded Subsidiary) becoming a Material Subsidiary (the date such Subsidiary is determined to be, or designated as, a Material Subsidiary in accordance with the definition thereof being the “Material Subsidiary Date”), then the Company shall, in each case, at the Borrowers’ expense:

(a) within 45 days (or such later date as shall be agreed by the Administrative Agent in its sole discretion) after such formation, acquisition or Material Subsidiary Date, as applicable, cause such Material Subsidiary (such Material Subsidiary being a “New Guarantor”) to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent (or, if such Material Subsidiary is to become a Designated Borrower, a Designated Borrower Request and Assumption Agreement), guaranteeing, (x) in the case of a New Guarantor that is a Domestic Subsidiary, the Obligations or (y) in the case of a New Guarantor that is a Foreign Subsidiary, the Foreign Obligations (subject to the limitations as specified under Section 2.14 with respect to a German Loan Party);

(b) with respect to each New Guarantor (including, for the avoidance of doubt, any New Guarantor that has delivered a Designated Borrower Request and Assumption Agreement) that is a Domestic Subsidiary, within 45 days (or such later date as shall be agreed by the Administrative Agent in its sole discretion) after such formation, acquisition or Material Subsidiary Date, as applicable, cause such New Guarantor to duly execute and deliver to the Administrative Agent Security Agreement Supplements and other security agreements, pledge agreements and Account Control Agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all Equity Interests to be pledged and other instruments of the type specified in Section 4.01), securing payment of all Obligations and constituting first priority, perfected Liens on all such New Guarantor’s property and assets;

(c) within 45 days (or such later date as shall be agreed by the Administrative Agent in its sole discretion) after such formation, acquisition or Material Subsidiary Date, as applicable, cause such New Guarantor (including, for the avoidance of doubt, any such New Guarantor that has delivered a Designated Borrower Request and Assumption Agreement) that is a Domestic Subsidiary to take whatever action (including the filing of UCC financing statements) that may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the property purported to be subject to the Security Agreement Supplements, pledge agreements, security agreements, Account Control Agreements, collateral access agreements and other agreements delivered pursuant to this Section 6.13 or Section 2.19, as applicable, enforceable against all third parties in accordance with their terms; and

(d) within 45 days (or such later date as shall be agreed by the Administrative Agent in its sole discretion) after such formation, acquisition or Material Subsidiary Date, as applicable, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (a), (b) and (c) above, and as to such other matters as the Administrative Agent may reasonably request.

Notwithstanding anything to the contrary in any Loan Document, (i) no more than 66% of the voting Equity Interests of any first-tier Foreign Subsidiary, any CFC Holdco, or any Disregarded Entity Borrower shall be pledged as security for the Obligations, (ii) no Loan Party that is a Foreign Subsidiary or a Disregarded Entity Borrower shall be required to grant liens and security interests in any of its assets as security for the Obligations, (iii) the Collateral shall not include (and no actions under clauses (b) and (c) above shall be required with respect thereto) (A) any assets as to which the Administrative Agent and the Company agree that the costs or other consequences of obtaining a security interest or perfection thereof are excessive in view of the benefits to be obtained by the Secured Parties therefrom, or (B) any fee-owned real property of any Loan Party, (iv) no Loan Party shall be required to execute and deliver any guaranty documentation governed under the laws of any jurisdiction other than the United States (or any State thereof), and (v) no action in any jurisdiction other than the United States shall be required in order to create or perfect any security interest in any assets of the Loan Parties (it being understood and agreed that no security agreements and no pledge agreements shall be governed under the laws of any jurisdiction other than the United States (or any State thereof)).

6.14 Compliance with Environmental Laws. Comply, and take commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties, except where the failure to do so could not, individually or in the aggregate, reasonable be expected to have a Material Adverse Effect; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action reasonably necessary to remove and clean up all Hazardous Materials from any of its properties, to the extent required by and in accordance with the requirements of all Environmental Laws; provided, that, it shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that (x) its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP or (y) such cleanup, removal, remedial or other action is not required by the applicable Governmental Authority after disclosure of the underlying matter to such Governmental Authority and the failure to undertake such cleanup, removal, remedial or other action could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.15 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and reregister any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Material Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Material Subsidiaries is or is to be a party, and cause each of its Material Subsidiaries to do so.

6.16 Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which it is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Material Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.17 Lien Searches. Promptly following receipt of the acknowledgment copy of any financing statements filed with respect to it under the UCC in any jurisdiction by or on behalf of the Secured Parties, deliver to the Administrative Agent completed requests for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name any Loan Party as debtor, together with copies of such other financing statements.

6.18 Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as it or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.19 Anti-Corruption Laws; Sanctions. Conduct its business in compliance with (a) the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws, and (b) all applicable Sanctions and maintain policies and procedures designed to promote and achieve compliance with such Sanctions.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any contingent claims for indemnification or expense reimbursement not yet asserted), or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any other Borrower or any Material Subsidiary (or, in the case of the covenants set forth in Sections 7.17 and 7.20, any Subsidiary) to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof; provided, that, (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c) Liens for Taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) with respect to the German Loan Parties, customary retention of title arrangements (including any extended retention of title arrangements (verlängerter Eigentumsvorbehalt)) arising in the ordinary course of business and pledges in favor of account banks pursuant to their general terms and conditions (Allgemeine Geschäftsbedingungen) with respect to bank accounts;

(f) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(g) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(j) Liens securing Indebtedness permitted under Section 7.03(e); provided, that, (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(k) Liens on assets of Excluded Subsidiaries securing Indebtedness of Excluded Subsidiaries permitted by Section 7.03(g);

(l) Liens on the Equity Interests of Gentherm Vietnam Co. Ltd. securing Indebtedness of Gentherm Vietnam Co. Ltd. permitted by Section 7.03(j);

(m) [reserved];

(n) Liens on the real property owned by Gentherm Properties II, LLC securing the Indebtedness permitted by Section 7.03(i);

(o) Liens on the assets and Equity Interests of Gentherm Macedonia DOOEL import – export Skopje securing Indebtedness of Gentherm Macedonia DOOEL import – export Skopje permitted by Section 7.03(k);

(p) Liens granted in connection with any Securitization Transaction; provided, that, (i) such Liens extend only to the assets subject to such Securitization Transaction and equity interests of any special purpose subsidiary organized in connection therewith, and (ii) such Securitization Transaction is permitted by Section 7.03(l);

(q) Liens on the assets of any Subsidiary of the Company organized in China securing Indebtedness of such Subsidiary permitted by Section 7.03(m);

(r) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods; and

(s) Liens securing Permitted Pari Passu Indebtedness, to the extent such Liens are at all times subject to a Pari Passu Intercreditor Agreement.

7.02 Investments. Make any Investments, except:

(a) Investments held or made by the Company or such Material Subsidiary in the form of Cash Equivalents or any other form permitted under and in accordance with the corporate cash investment policy of the Company as in effect on the Closing Date or thereafter to the extent of any changes approved by the Required Lenders in their sole discretion;

(b) advances to officers, directors and employees of the Company and its Material Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c) (i) Investments in any Person that is a Loan Party prior to giving effect to such Investment (including any new Subsidiary that becomes a Loan Party simultaneously with such Investment) and (ii) Investments by any Material Subsidiary of the Company that is not a Loan Party in any Subsidiary of the Company that is not a Loan Party;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees either (i) permitted by Section 7.03 (other than by reference to this Section 7.02 (or any sub-clause hereof)) or (ii) of Indebtedness of any Subsidiary which Indebtedness would be permitted by Section 7.03(e) if incurred directly by the Borrowers or any Material Subsidiary of the Borrowers;

(f) (i) Permitted Acquisitions and (ii) the Mirror Transactions (including all Investments of Mirror SpinCo and its Subsidiaries existing as of the date of consummation of the Mirror Transactions);

(g) Investments existing as of the Closing Date and set forth in Schedule 7.02;

(h) Investments made in Subsidiaries of the Company that are organized in Vietnam; provided, that, the aggregate outstanding amount of such Investments made after the Closing Date in reliance on this Section 7.02(h) and not in reliance on any other subsection of this Section 7.02 plus the aggregate outstanding amount of Indebtedness incurred in reliance on Section 7.03(j) shall not exceed $50,000,000 at any one time outstanding;

(i) Investments made after the Closing Date in Subsidiaries of the Company that are organized in the Ukraine or Macedonia; provided, that, the aggregate outstanding amount of such Investments made in reliance on this Section 7.02(i) and not in reliance on any other subsection of this Section 7.02 plus the aggregate outstanding amount of Indebtedness incurred in reliance on Section 7.03(k) shall not exceed $75,000,000 at any one time outstanding;

(j) other Investments made after the Closing Date not exceeding an amount at any one time outstanding equal to the greater of (A) $50,000,000, and (B) twenty five percent (25%) of TTM Consolidated EBITDA; provided, that, no such Investments shall be made in Subsidiaries of the Company that are organized in Vietnam, the Ukraine, Macedonia or China;

(k) Investments made in a special purpose subsidiary or affiliate of the Company in connection with Securitization Transactions permitted by Section 7.03(l);

(l) Investments made in Subsidiaries of the Company that are organized in China; provided, that, the aggregate outstanding amount of such Investments made after the Closing Date in reliance on this Section 7.02(l) and not in reliance on any other subsection of this Section 7.02 plus the aggregate outstanding amount of Indebtedness incurred in reliance on Section 7.03(m) shall not exceed $75,000,000 at any one time outstanding;

(m) Investments made by the Company after the Closing Date in a wholly-owned Subsidiary (such Subsidiary, the “I/C Finco”) sufficient to permit the I/C Finco to consummate the acquisition of the automotive business of Gentherm Präzision SE (formerly known as Alfmeier Präzision SE) (including any post-closing working capital adjustment in connection with the consummation of such acquisition); provided, that, the aggregate amount of such Investments during the term of this Agreement shall not exceed €210,000,000; and

(n) other Investments made after the Closing Date not otherwise permitted by this Section 7.02 in an aggregate amount not to exceed the Available Amount at such time; provided, that, no Default or Event of Default has occurred and is continuing or would result therefrom.

7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the Closing Date and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided, that, (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c) Guarantees provided by the Company or any other Loan Party of (i) Indebtedness otherwise permitted hereunder of the Company or any other Loan Party, (ii) Indebtedness of Excluded Subsidiaries permitted by Section 7.03(g), (iii) Indebtedness of Gentherm Vietnam Co. Ltd. permitted by Section 7.03(j), (iv) Indebtedness of Gentherm Macedonia DOOEL import – export Skopje permitted by Section 7.03(k) and (v) Indebtedness of Subsidiaries organized in China permitted by Section 7.03(m);

(d) obligations (contingent or otherwise) of the Company or any Material Subsidiary existing or arising under any Swap Contract; provided, that, (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(j); provided, that, the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed an amount equal to the greater of (i) $10,000,000, and (ii) ten percent (10%) of TTM Consolidated EBITDA;

(f) intercompany Indebtedness among the Loan Parties and their respective Subsidiaries to the extent permitted under Section 7.02(c);

(g) Indebtedness of the Company and its Material Subsidiaries in an aggregate principal amount not to exceed an amount at any one time outstanding equal to the greater of (i) $50,000,000, and (ii) twenty five percent (25%) of TTM Consolidated EBITDA;

(h) [reserved];

(i) Indebtedness of Gentherm Properties II, LLC secured only by that certain fee owned real property of Gentherm Properties II, LLC located at 38455 Hills Tech Drive, Farmington Hills, Michigan, in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

(j) Indebtedness of Gentherm Vietnam Co. Ltd. in an aggregate principal amount made after the Closing Date not to exceed $40,000,000 at any time outstanding;

(k) Indebtedness of Gentherm Macedonia DOOEL import – export Skopje in an aggregate principal amount not to exceed $40,000,000 at any time outstanding;

(l) Indebtedness arising in connection with Securitization Transactions in an aggregate principal amount not to exceed $100,000,000 at any time outstanding; provided, that, no Default shall exist at the time such Indebtedness is incurred, or would result from the incurrence thereof;

(m) Indebtedness of Subsidiaries of the Company organized in China in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

(n) additional unsecured Indebtedness of the Company; provided, that, (i) no Default or Event of Default has occurred and is continuing, or would result immediately after giving effect to the incurrence thereof, (ii) after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recently ended fiscal quarter of the Company for which financial statements were required to be delivered pursuant to Section 6.01(a) or Section 6.01(b) (or, prior to the first delivery of financial statements pursuant to Section 6.01(a) or Section 6.01(b) by reference to the Interim Financial Statements), (iii) such Indebtedness shall not mature earlier than the Maturity Date, (iv) such Indebtedness shall not provide for any amortization, mandatory prepayment, redemption, repurchase or sinking fund payments prior to the Maturity Date, (v) such Indebtedness shall not be guaranteed by any Person that is not a Loan Party, (vi) such Indebtedness shall only contain covenants, events of default and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions and, when taken as a whole (other than interest rates, fees, discounts, premiums and optional prepayment or redemption terms), are (A) substantially identical to, or are not materially more restrictive to the Company and its Subsidiaries than, those set forth in the Loan Documents (other than (1) covenants or other provisions applicable solely to periods after the Maturity Date, and (2) covenants or other provisions that are added to the Loan Documents for the benefit of the Administrative Agent and the Lenders), or (B) otherwise reasonably acceptable to the Administrative Agent (it being understood and agreed that if such Indebtedness is subordinated in right of payment to the Obligations, such Indebtedness shall be subject to a subordination agreement, in form and substance reasonably satisfactory to the Administrative Agent), and (vii) a Responsible Officer of the Company shall have delivered a certificate to the Administrative Agent, on or prior to the date of incurrence of such Indebtedness, certifying that the Company has determined that such Indebtedness complies with the requirements set forth in this Section 7.03(n); and

(o) (i) Indebtedness of (I) Mirror SpinCo assumed or acquired in connection with the consummation of the Mirror Merger, to the extent such Indebtedness was existing at the time of consummation of the Mirror Merger and/or (II) the Company, to the extent either incurred in connection with the Mirror Transactions or constituting the assumption of Indebtedness of Mirror SpinCo pursuant to clause (i)(I) of this Section 7.03(o) substantially concurrently with the consummation of the Mirror Merger (including, in each case of clauses (I) and (II), Permitted Bridge Indebtedness); provided, that: (A) such Indebtedness shall not be structured as revolving loans and/or revolving credit commitments, and shall either be senior unsecured Indebtedness or secured on a pari passu basis with the Liens securing the Obligations and with respect to all or a portion of the Collateral; (B) the aggregate principal amount of such Indebtedness shall not exceed $400,000,000 at any time outstanding; (C) to the extent such Indebtedness is secured, (1) the holder(s) of such Indebtedness (or the trustee, agent, or similar Person acting in any similar capacity under the definitive documentation governing such Indebtedness) shall have executed and delivered to the Administrative Agent a Pari Passu Intercreditor Agreement, (2) such Indebtedness shall not be secured by any assets or property that does not constitute Collateral, and (3) the collateral or security agreement (or similar agreement) entered into in connection with such Indebtedness shall be not materially more restrictive to the Company and its Subsidiaries (as determined by the Company in good faith) than the Security Agreement; (D) none of the obligors or guarantors with respect to such Indebtedness shall be a Person that is not a Loan Party; (E) except with respect to Permitted Bridge Indebtedness, the maturity date of such Indebtedness shall be no earlier than the Maturity Date; (F) such Indebtedness shall only contain prepayment or redemption terms, covenants, events of default and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions and, when taken as a whole (other than interest rates, fees, discounts, premiums and prepayment or redemption terms), are (1) substantially identical to, or are not materially more restrictive to the Company and its Subsidiaries than (in each case, as determined by the Company in good faith), those set forth in the Loan Documents (other than covenants or other provisions that are added to the Loan Documents for the benefit of the Administrative Agent and the Lenders), or (2) otherwise reasonably acceptable to the Administrative Agent; and (G) the proceeds of such Indebtedness shall only be used to finance transactions consummated in connection with the Mirror Transactions (or refinance such Indebtedness pursuant to this Section 7.03(o)) and for other general corporate purposes of the Company and its Material Subsidiaries not in contravention of any Law or of any Loan Document; provided, further, that, such Indebtedness shall only be permitted pursuant to this Section 7.03(o)(i) if (x) on the date of the original assumption, acquisition or incurrence of such Indebtedness, a Responsible Officer of the Company shall have delivered a certificate to the Administrative Agent certifying that the Company has determined that such Indebtedness complies with the requirements set forth in this Section 7.03(o)(i), and (y) to the extent Mirror SpinCo is the borrower or issuer of such Indebtedness (and such Indebtedness is not assumed by the Company upon consummation of the Mirror Merger), Mirror SpinCo becomes a Loan Party substantially simultaneously with the consummation of the Mirror Transactions (and otherwise in accordance with the requirements of Section 6.13); and (ii) any Permitted Refinancing of any Indebtedness permitted pursuant to Section 7.03(o)(i).

7.04 Fundamental Changes. Merge, dissolve, liquidate, amalgamate or consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Material Subsidiary may merge with: (i) the Company; provided, that, the Company shall be the continuing or surviving Person; or (ii) any Borrower (other than the Company) or any Guarantor; provided, that, (x) when any Material Subsidiary that is not a Loan Party is merging with a Subsidiary that is a Guarantor, such Guarantor shall be the continuing or surviving Person, (y) when any Material Subsidiary that is not a Borrower is merging with a Borrower, such Borrower shall be the continuing or surviving Person and (z) when any Material Subsidiary that is not a Domestic Loan Party is merging with a Domestic Loan Party, such Domestic Loan Party shall be the continuing or surviving Person;

(b) any Material Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to any Material Subsidiary; provided, that, if the transferor in such a transaction is a Loan Party, then the transferee must be a Loan Party; provided, further, that, if the transferor in such a transaction is a Domestic Loan Party, then the transferee must be a Domestic Loan Party;

(c) any Disposition contemplated by Section 7.05(g) may be consummated; and

(d) the Mirror Transactions may be consummated.

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Material Subsidiary to the Company or to a Material Subsidiary; provided, that, if the transferor of such property is a Loan Party, the transferee thereof must be a Loan Party; provided, further, that, if the transferor of such property is a Domestic Loan Party, then the transferee must be a Domestic Loan Party;

(e) Dispositions permitted by Section 7.04 (other than by reference to this Section 7.05 (or any sub-clause hereof));

(f) (i) non-exclusive licenses of IP Rights (A) to any Loan Party or any Subsidiary of any Loan Party or (B) in the ordinary course of business and substantially consistent with past practice and (ii) licenses of IP Rights on an exclusive basis so long as such exclusive licensing is limited to geographic areas, particular fields of use, customized products for customers or limited time periods, and so long as after giving effect to such license, the Loan Parties retain sufficient rights to use the subject intellectual property as to enable them to continue to conduct their business in the ordinary course;

(g) the Disposition (including any sale and leaseback transaction) by (i) Gentherm Properties I, LLC of the fee owned real property located at 21680-21700 Haggerty Road, Northville, Michigan and constituting the Company’s headquarters, and (ii) Gentherm Properties II, LLC of the fee owned real property located at 38455 Hills Tech Drive, Farmington Hills, Michigan;

(h) Dispositions of accounts, receivables, or rights to payment to a special purpose subsidiary or affiliate of the Company (or, with respect to factoring arrangements, an unaffiliated third party) in connection with Securitization Transactions to permitted by Section 7.03(l); and

(i) Dispositions by the Company and its Material Subsidiaries not otherwise permitted under this Section 7.05; provided, that, (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (i) in any fiscal year shall not an amount equal to the greater of (A) $30,000,000, and (B) fifteen percent (15%) of TTM Consolidated EBITDA;

provided, further, that, any Disposition (other than the Disposition of IP Rights from one Foreign Obligor to another Foreign Obligor) pursuant to clauses (a) through (i) shall be for fair market value.

7.06 Restricted Payments. Declare or make any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that:

(a) each Material Subsidiary may make Restricted Payments to the Company and any other Subsidiary that owns an Equity Interest in such Material Subsidiary, in each case, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Company and each Material Subsidiary may make Restricted Payments payable solely in the form of common stock or other common Equity Interests of such Person;

(c) the Company and each Material Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d) the Company may issue and sell its common Equity Interests; provided, that, the net cash proceeds of any such issuance or sale shall be used for general corporate purposes;

(e) the Company may make other Restricted Payments in an aggregate amount not to exceed $25,000,000 during the term of this Agreement; provided, that, immediately before and immediately after giving Pro Forma Effect to any such Restricted Payment, no Default shall have occurred and be continuing;

(f) the Company may make any Restricted Payment; provided, that, (i) immediately before and immediately after giving Pro Forma Effect to any such Restricted Payment, no Default shall have occurred and be continuing, and (ii) upon giving effect to any such Restricted Payment on a Pro Forma Basis, the Consolidated Net Leverage Ratio is less than or equal to 2.50 to 1.0;

(g) the Company may make any other Restricted Payment not otherwise permitted by this Section 7.06 in an aggregate amount not to exceed the Available Amount at such time; provided, that, no Default or Event of Default has occurred and is continuing or would result therefrom; and

(h) the Company and its Subsidiaries may make (i) the SpinCo Cash Distribution (as defined in the Mirror Separation Agreement and as may be adjusted in accordance with the Mirror Transaction Documents) and (ii) the Gold Special Dividend (as defined in the Mirror Merger Agreement), if any.

7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Material Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any of its Affiliates, whether or not in the ordinary course of business, other than (a) intercompany loans among Loan Parties and their respective Subsidiaries permitted under Section 7.02(c) or Section 7.03(f), (b) otherwise on fair and reasonable terms substantially as favorable to it as would be obtainable by it at the time in a comparable arm’s length transaction with a Person other than one of its Affiliates and (c) the Mirror Transactions.

7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Material Subsidiary to make Restricted Payments to the Company or any Guarantor or to otherwise transfer property to the Company or any Guarantor, (ii) of the Company or any Material Subsidiary to act as a Loan Party pursuant to the Loan Documents or (iii) of the Company or any Material Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, that, this clause (iii) shall not prohibit any negative pledge (x) incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, (y) consisting of customary restrictions on or under leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions only relate to the assets subject thereto or (z) constituting customary provisions restricting subletting or assignment of any lease governing a leasehold interest; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants.

(a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 3.50 to 1.0.

(b) Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than 3.25 to 1.0; provided, that, following the consummation of a Material Acquisition, the ratio described above shall increase to 3.75 to 1.0 (each, a “Leverage Increase”) for four consecutive fiscal quarters commencing with the fiscal quarter in which such Material Acquisition occurred; provided, further, that, (i) for at least one full fiscal quarter immediately following each Leverage Increase, the Consolidated Net Leverage Ratio as of the end of such fiscal quarter shall be not greater than 3.25 to 1.0 (without, for the avoidance of doubt, giving effect to the ratio increase contemplated by the first proviso of this Section 7.11(b)) before another Leverage Increase may occur and (ii) there shall be no more than two (2) Leverage Increases during the term of this Agreement.

7.12 Amendments of Organization Documents, etc..

(a) Amend, modify or change any of its Organization Documents in a manner adverse to the Lenders.

(b) Without providing ten (10) days’ prior written notice to the Administrative Agent (or such shorter period of time as the Administrative Agent shall agree in its sole discretion), change its name, jurisdiction of organization or form of organization.

(c) Notwithstanding any other provisions of this Agreement to the contrary, (i) permit any Loan Party (other than the Company) or any Subsidiary to issue or have outstanding any shares of preferred Equity Interests or (ii) create, incur, assume or suffer to exist any Lien on any Equity Interests of any Subsidiary of any Loan Party, except for Liens permitted by Section 7.01.

7.13 Accounting Changes. Make any change in (a) its accounting policies or reporting practices, except as required by GAAP, or (b) its fiscal year.

7.14 Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 7.03 and refinancings and refundings of such Indebtedness in compliance with Section 7.03(b), (c) the prepayment of Indebtedness permitted under Section 7.03(f) owing to any Loan Party, (d)(i) regularly scheduled or required repayments or redemptions of Permitted Term Indebtedness and (ii) any Permitted Refinancing of Permitted Term Indebtedness and (e) any other payments or prepayments required or contemplated by the documentation governing any Permitted Pari Passu Indebtedness.

7.15 Amendment, Etc. of Indebtedness. Amend, modify or change in any manner any term or condition of (a) any Indebtedness set forth in Schedule 7.03, except for any refinancing, refunding, renewal or extension thereof permitted by Section 7.03(b), or (b) any Permitted Term Indebtedness that constitutes senior unsecured Indebtedness, except for (i) in connection with a Permitted Refinancing of such Permitted Term Indebtedness and (ii) other amendments, modifications or changes the terms of which would comply with the requirements of Section 7.03(o)(i) if such Permitted Term Indebtedness were being incurred at such time.

7.16 Designation of Senior Debt. Designate any Indebtedness (other than the Obligations and any Permitted Term Indebtedness) of the Company or any of its Material Subsidiaries as “Designated Senior Debt” (or any similar term) under, and as defined in, any agreement, instrument or document governing any Indebtedness permitted under Section 7.03.

7.17 Sanctions. Use any Loan or Letter of Credit or the proceeds of any Loan or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Sustainability Coordinator, Administrative Agent, L/C Issuer, Swing Line Lender, underwriter, advisor, investor or otherwise) of Sanctions.

7.18 Bank Accounts. With respect to each Domestic Loan Party only, open, or cause to be opened, any deposit account (as defined in the UCC), securities account (as defined in the UCC) or other similar account unless the Administrative Agent is given thirty (30) days prior written notice (or such shorter period of time as the Administrative Agent shall agree in its sole discretion) and, to the extent requested by the Administrative Agent, the Administrative Agent is granted a first-priority, perfected Lien in such account for the benefit of Secured Parties in accordance with the Security Agreement.

7.19 Anti-Corruption Laws. Use any Loan or Letter of Credit or the proceeds of any Loan or any Letter of Credit for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. Any Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11, 6.13, 6.17 or Article VII, or any Borrower or any Guarantor fails to perform or observe any term, covenant or agreement contained in Article X hereof or Article IV of the applicable Guaranty, as applicable, to the extent such failure would constitute an Event of Default under this clause (b); or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in clause (a) or clause (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) a Loan Party becoming aware of such failure or (ii) the date notice thereof shall have been given to the Company by the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be materially incorrect or misleading when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any of its Material Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Borrower or any Material Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Borrower or any Material Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower or such Material Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law (including in relation to a German Loan Party, its board of directors being required by applicable Law to file for insolvency), or makes an assignment for the benefit of creditors; or makes a proposal to its creditors or files notice of its intention to do so, institutes any other proceeding under applicable Law seeking to adjudicate it a bankrupt or an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors, composition of it or its debts or any other similar relief; or applies for or consents to the appointment of any receiver, receiver-manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, receiver-manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due (including, in relation to a German Loan Party, becoming over-indebted (überschuldet) or being unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 19 and 17 of the German Insolvency Code, respectively), or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Material Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount over any amount covered by independent third-party insurance as to which the insurer is rated as least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage, or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA; Foreign Government Scheme or Arrangement. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrowers under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount, or (iii) a Foreign Plan Event occurs, or any Borrower or any Loan Party fails to pay amounts due or fails to take any other action, with respect to any Foreign Plan resulting in (or that could reasonably be expected to result in) liabilities in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or Section 6.13 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby; or

(m) Subordination. (i) The subordination provisions of the documents evidencing or governing any Indebtedness that is subordinated or otherwise junior to the obligations of the Loan Parties under the Loan Documents (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any such holder of Indebtedness; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordinated Provisions, (B) that the Subordinated Provisions exist for the benefit of the Administrative Agent, the Lenders and the L/C Issuer or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordinated Provisions.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, that, upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States or any other Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Secured Swap Agreement, ratably among the Lenders, the Swap Banks and the L/C Issuer in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting accrued and unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Secured Swap Agreement, (c) payments of amounts due under any Secured Treasury Management Agreement and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders, Swap Banks, Treasury Management Banks and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations (other than any contingent claims for indemnification or expense reimbursement not yet asserted) have been indefeasibly paid in full, to the Company (on behalf of the Borrowers) or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or such Loan Party’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, Obligations arising under Secured Treasury Management Agreements and Secured Swap Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Swap Bank, as the case may be. Each Treasury Management Bank or Swap Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Swap Bank and a potential Treasury Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

9.03 Exculpatory Provisions. None of the Administrative Agent, any Arranger or the Sustainability Coordinator shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, none of the Administrative Agent, any Arranger, the Sustainability Coordinator or any of their respective Related Parties: (a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; or (c) shall have, except as expressly set forth herein and in the other Loan Documents, any duty to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or any of its Affiliates that is communicated to, or in the possession of, the Administrative Agent, such Arranger or the Sustainability Coordinator in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.

Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Each of the Lenders (including in its capacity as a Swap Bank and a Treasury Management Bank, to the extent applicable) and the L/C Issuer hereby exempt the Administrative Agent, in any of its capacities hereunder or under the other Loan Documents, any sub-agent appointed under Section 9.05 hereof, and any Related Parties of the Administrative Agent or any such sub-agent from the restrictions (to the extent such restrictions would otherwise apply) on self-dealing and multi-representation pursuant to any applicable laws, including pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch), in each case, to the extent permitted by its organizational documents and by applicable law.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent. The Administrative Agent may delegate any release from the restrictions specified in, and granted pursuant to, Section 9.01 to any such sub-agent.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and which successor agent shall be consented to by the Company at all times other than during the existence of an Event of Default under Section 8.01(a), (f) or (g) (which consent of the Company shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that, if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and the rights and obligations of the retiring Administrative Agent are assigned and assumed by the successor Administrative Agent) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder and the execution of the corresponding assignment and assumption, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to the terms hereof. If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to the terms hereof. Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent, Arrangers, Sustainability Coordinator and Other Lenders. Each Lender and the L/C Issuer expressly acknowledges that none of the Administrative Agent, any Arranger or the Sustainability Coordinator has made any representation or warranty to it, and that no act by the Administrative Agent, any Arranger or the Sustainability Coordinator hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of the Company or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent, such Arranger or the Sustainability Coordinator to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent, such Arranger or the Sustainability Coordinator have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and the L/C Issuer represents to the Administrative Agent, each Arranger and the Sustainability Coordinator that it has, independently and without reliance upon the Administrative Agent, such Arranger, the Sustainability Coordinator any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the

Borrowers hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, the Sustainability Coordinator any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries. Each Lender and the L/C Issuer represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or the L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or the L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or the L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, no Person acting as “syndication agent”, “co-documentation agent”, “bookrunner”, Arranger, Sustainability Coordinator or other title as necessary listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to (A) form one or more acquisition vehicles to make a bid, (B) adopt documents providing for the governance of the acquisition vehicle or vehicles (provided, that, actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01), and (C) assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (ii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10 Collateral and Guaranty Matters. Each Lender (including in its capacities as a potential Treasury Management Bank and a potential Swap Bank) and the L/C Issuer irrevocably authorize, and grant power of attorney (Vollmacht) to, the Administrative Agent, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Revolving Credit Facility and payment in full of all Obligations under the Loan Documents (other than contingent indemnification obligations not yet due) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made; provided, that, Cash Collateralization of 102% of the undrawn amount of any Letter of Credit shall constitute a satisfactory arrangement), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(j); and

(c) to release any Guarantor from its obligations under any Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under any Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under any Guaranty, in each case, in accordance with the terms of the Loan Documents and this Section 9.10. Each Loan Party hereby irrevocably consents to any release or subordination of Collateral and any release of any Guarantor from its obligations under any Guaranty, in each case, in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Additionally, each of each Lender party to the First Amendment, each Lender that becomes a Lender after the First Amendment Effective Date and the L/C Issuer, on behalf of itself and each of its Affiliates that is a Secured Party, hereby (a) consents to, authorizes and directs the Administrative Agent’s execution and delivery of any Pari Passu Intercreditor Agreement on behalf of such Lender, the L/C Issuer and such Affiliates, (b) agrees to be bound by the terms and conditions of any Pari Passu Intercreditor Agreement, and (c) consents to, authorizes and agrees that the Administrative Agent may exercise all rights, powers and remedies that the Administrative Agent may have under any Pari Passu Intercreditor Agreement.

9.11 Secured Treasury Management Agreements and Secured Swap Agreements. No Treasury Management Bank or Swap Bank that obtains the benefit of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Treasury Management Agreements and Secured Swap Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Swap Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Treasury Management Agreements and Secured Swap Agreements in the case of the Maturity Date or in the case of the repayment in full of all Obligations arising under the Loan Documents and the termination of the Revolving Credit Facility.

9.12 ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement; (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; (iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (i) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related to hereto or thereto).

9.13 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable

Amount received by such Lender Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. Each Lender Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Party promptly upon determining that any payment made to such Lender Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE X.

BORROWER GUARANTY

10.01 The Borrower Guaranty.

(a) (i) Each of the U.S. Borrowers hereby jointly and severally with the other U.S. Borrowers guarantees to each Lender, each Swap Bank, each Treasury Management Bank, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of all U.S. Borrower Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof. The U.S. Borrowers hereby further agree that if any of the U.S. Borrower Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the U.S. Borrowers will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the U.S. Borrower Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

(ii) Each of the Foreign Borrowers hereby jointly and severally with the other Foreign Borrowers guarantees to each Lender, each Swap Bank, each Treasury Management Bank, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of all Foreign Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof. The Foreign Borrowers hereby further agree that if any of the Foreign Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Foreign Borrowers will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Foreign Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Secured Swap Agreements or Secured Treasury Management Agreements, (i) the obligations of each Borrower (other than the Company) under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state, provincial or territorial law and (ii) the Obligations of a Subsidiary that are guaranteed under this Article X shall exclude any Excluded Swap Obligations with respect to such Subsidiary.

10.02 Obligations Unconditional.

(a) (i) The obligations of the U.S. Borrowers under Section 10.01(a)(i) are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Secured Swap Agreements or Secured Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the U.S. Borrower Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 10.02(a)(i) that the obligations of the U.S. Borrowers hereunder shall be absolute and unconditional under any and all circumstances. Each U.S. Borrower agrees that such U.S. Borrower shall have no right of subrogation, indemnity, reimbursement or contribution against any other Loan Party for amounts paid under this Article X until such time as the U.S. Borrower Guaranteed Obligations (other than contingent indemnification obligations not yet due) have been paid in full and the Commitments have expired or terminated.

(ii) The obligations of the Foreign Borrowers under Section 10.01(a)(ii) are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Secured Swap Agreements or Secured Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Foreign Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 10.02(a)(ii) that the obligations of the Foreign Borrowers hereunder shall be absolute and unconditional under any and all circumstances. Each Foreign Borrower agrees that such Foreign Borrower shall have no right of subrogation, indemnity, reimbursement or contribution against any other Loan Party for amounts paid under this Article X until such time as the Foreign Obligations (other than contingent indemnification obligations not yet due) have been paid in full and the Commitments have expired or terminated.

(b) Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Borrower hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to any Borrower, the time for any performance of or compliance with any of the U.S. Borrower Guaranteed Obligations or Foreign Obligations, as applicable, shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of any of the Loan Documents, any Secured Swap Agreement, or any Secured Treasury Management Agreement, or any other agreement or instrument referred to in the Loan Documents, such Secured Swap Agreements or such Secured Treasury Management Agreements shall be done or omitted;

(iii) the maturity of any of the U.S. Borrower Guaranteed Obligations or Foreign Obligations, as applicable, shall be accelerated, or any of the U.S. Borrower Guaranteed Obligations or Foreign Obligations, as applicable, shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Secured Swap Agreement or any Secured Treasury Management Agreement, or any other agreement or instrument referred to in the Loan Documents, such Secured Swap Agreements or such Secured Treasury Management Agreements shall be waived or any other guarantee of any of the U.S. Borrower Guaranteed Obligations or Foreign Obligations, as applicable, or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the U.S. Borrower Guaranteed Obligations or Foreign Obligations, as applicable, shall fail to attach or be perfected; or

(v) any of the U.S. Borrower Guaranteed Obligations or Foreign Obligations, as applicable, shall be determined to be void or voidable (including for the benefit of any creditor of any U.S. Borrower or Foreign Borrower, as applicable) or shall be subordinated to the claims of any Person (including any creditor of any U.S. Borrower or Foreign Borrower, as applicable).

With respect to its obligations hereunder, each Borrower hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Secured Swap Agreement or any Secured Treasury Management Agreement, or any other agreement or instrument referred to in the Loan Documents, such Secured Swap Agreements or such Secured Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the U.S. Borrower Guaranteed Obligations or Foreign Obligations, as applicable.

10.03 Reinstatement. The obligations of the U.S. Borrowers or the Foreign Borrowers, as applicable, under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the U.S. Borrower Guaranteed Obligations or the Foreign Obligations, as applicable, is rescinded or must be otherwise restored by any holder of any of the U.S. Borrower Guaranteed Obligations or the Foreign Obligations, as applicable, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each U.S. Borrower or each Foreign Borrower, as applicable, agrees that it will indemnify the Administrative Agent and each other holder of the U.S. Borrower Guaranteed Obligations or the Foreign Obligations, as applicable, on demand for all reasonable costs and expenses (including the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such other holder of the U.S. Borrower Guaranteed Obligations or the Foreign Obligations, as applicable, in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

10.04 Certain Additional Waivers. Each U.S. Borrower agrees that such U.S. Borrower shall have no right of recourse to security for the U.S. Borrower Guaranteed Obligations, except through the exercise of rights of subrogation pursuant to Section 10.02(a)(i) and through the exercise of rights of contribution pursuant to Section 10.06(a). Each Foreign Borrower agrees that such Foreign Borrower shall have no right of recourse to security for the Foreign Obligations, except through the exercise of rights of subrogation pursuant to Section 10.02(a)(ii) and through the exercise of rights of contribution pursuant to Section 10.06(b).

10.05 Remedies.

(a) The U.S. Borrowers agree that, to the fullest extent permitted by law, as between the U.S. Borrowers, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, the U.S. Borrower Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8.02) for purposes of Section 10.01(a)(i) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the U.S. Borrower Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the U.S. Borrower Guaranteed Obligations being deemed to have become automatically due and payable), the U.S. Borrower Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the U.S. Borrowers for purposes of Section 10.01(a)(i). The U.S. Borrowers acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

(b) The Foreign Borrowers agree that, to the fullest extent permitted by law, as between the Foreign Borrowers, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, the Foreign Obligations may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8.02) for purposes of Section 10.01(a)(ii) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Foreign Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Foreign Obligations being deemed to have become automatically due and payable), the Foreign Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Foreign Borrowers for purposes of Section 10.01(a)(ii). The Foreign Borrowers acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

10.06 Rights of Contribution.

(a) The U.S. Borrowers agree among themselves that, in connection with payments made hereunder, each U.S. Borrower shall have contribution rights against the other U.S. Borrowers as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the U.S. Borrowers under the Loan Documents and no U.S. Borrower shall exercise such rights of contribution until all U.S. Borrower Guaranteed Obligations (other than contingent indemnification obligations not yet due) have been paid in full and the Commitments have terminated.

(b) The Foreign Borrowers agree among themselves that, in connection with payments made hereunder, each Foreign Borrower shall have contribution rights against the other Foreign Borrowers as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Foreign Borrowers under the Loan Documents and no Foreign Borrower shall exercise such rights of contribution until all Foreign Obligations (other than contingent indemnification obligations not yet due) have been paid in full and the Commitments have terminated.

10.07 Guarantee of Payment; Continuing Guarantee . The guarantee in this Article X by the U.S. Borrowers is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all U.S. Borrower Guaranteed Obligations whenever arising. The guarantee in this Article X by the Foreign Borrowers is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Foreign Obligations whenever arising.

10.08 Keepwell. Each U.S. Borrower that is a Qualified ECP Guarantor at the time any Guaranty by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each U.S. Borrower under this Section shall remain in full force and effect until such time as the Obligations have been paid in full and the Commitments have expired or terminated. Each U.S. Borrower intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.09 Limitation on Guaranty of Disregarded Entity Borrowers. Notwithstanding anything to the contrary contained in this Article X, each Disregarded Entity Borrower shall only guarantee the Foreign Obligations and shall not, for the avoidance of doubt, guarantee the U.S. Borrower Guaranteed Obligations.

ARTICLE XI.

MISCELLANEOUS

11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the applicable Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(b) postpone any date fixed by this Agreement or any other Loan Document for (i) any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment or (ii) any scheduled reduction of the Revolving Credit Facility hereunder or under any other Loan Document without the written consent of each Appropriate Lender;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the third proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, that, only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate, (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder, or (iii) modify the ESG Pricing Provisions in the manner contemplated by Section 2.20(c);

(d) change Section 2.12(f), Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(e) amend the definition of “Alternative Currency” or Section 1.09 without the written consent of each Lender directly affected thereby (except as provided in clause (xi) of the third proviso to this Section 11.01);

(f) change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(g) release all or substantially all of the Collateral without the written consent of each Lender;

(h) release any Borrower or all or substantially all of the Guarantors or the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); and

(i) (i) subordinate, or have the effect of subordinating, the Obligations to any other Indebtedness or other obligation, or (ii) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness or other obligation, in each case without the prior written consent of each Lender directly affected thereby;

provided, further, that: (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (vi) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein; (vii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders; (viii) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Borrowers and the relevant Lenders providing such additional credit facilities (A) to add one or more additional revolving credit or term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (B) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder; (ix) in order to implement any additional Commitments in accordance with Section 2.02(f), this Agreement may be amended (or amended and restated) for such purpose (but solely to the extent necessary to implement such additional Commitments in accordance with Section 2.02(f)) by the Borrowers, the Administrative Agent and the relevant Lenders providing such additional Commitments; (x) this Agreement may be amended by the Borrowers and the Administrative Agent to add such provisions (including applicable borrowing sublimits) as are deemed necessary, in the sole discretion of the Administrative Agent, to facilitate the addition of any Designated Borrower designated pursuant to Section 2.19; (xi) to the extent permitted pursuant to Section 1.09, this Agreement may be amended solely to (A) add additional currency options for Revolving Credit Loans and the applicable interest rates (and applicable adjustments, if any) with respect thereto with the written consent of the Administrative Agent and each Borrower, and (B) add additional currency options for Letters of Credit with the written consent of the Administrative Agent, the L/C Issuer, and each Borrower; (xii) to the extent permitted by Section 1.06(b) or Section 1.06(c), this Agreement may be amended to make such reasonable changes of construction as the Administrative Agent may from time to time specify; (xiii)(A) in order to implement any Term SOFR Successor Rate or any Term SOFR Conforming Changes, in each case in accordance with Section 3.07(a), this Agreement may be amended for such purpose as provided in Section 3.07(a), and (B) in order to implement any Successor Rate or any Conforming Changes, in each case in accordance with Section 3.07(b), this Agreement may be amended for such purpose as provided in Section 3.07(b); (xiv)(A) the Administrative Agent shall have the right, from time to time, to make Term SOFR Conforming Changes and any amendments implementing such Term SOFR Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document, so long as, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Term SOFR Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective, and (B) the Administrative Agent shall have the right, from time to time, to make Conforming Changes and any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document, so long as, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective; (xv) if following the Closing Date, the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement; (xvi) in order to implement an ESG Amendment in accordance with Section 2.20(a), this Agreement may be amended (or amended and restated) for such purpose (but solely to the extent necessary to implement an ESG

Amendment in accordance with Section 2.20(a)) by the Company, the Administrative Agent, the Required Lenders and each Lender serving (or whose Affiliate is serving) as an Arranger at the time such ESG Amendment becomes effective; (xvii) this Agreement and the other Loan Documents may be amended (or amended and restated) without the consent of any Lender (but with the consent of the Borrowers and the Administrative Agent) if, upon giving effect to such amendment (or amendment and restatement, as applicable), such Lender shall no longer be a party to this Agreement (as so amended or amended and restated), the Commitment of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to such Lender (or accrued for its account) under this Agreement and the other Loan Documents; and (xviii) no amendment, waiver or consent shall, unless in writing and signed by the Lenders referred to in clause (2) of the second sentence of Section 2.20(a), affect the rights of the Lenders referred to in clause (2) of the second sentence of Section 2.20(a) to consent to an ESG Amendment.

If any Lender is a Non-Consenting Lender, the Company may replace such Non-Consenting Lender in accordance with Section 11.13; provided, that, such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Company to be made pursuant to this paragraph).

11.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to a Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b).

(b) Electronic Communications. Notices and other communications to the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender, the Swing Line Lender or the L/C Issuer pursuant to Article II if such Lender, the Swing Line Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures may be limited to particular notices or communications; provided, further, that, notices of any Default or Event of Default shall not be effective if delivered by electronic communication, unless the same shall have been also delivered by facsimile or otherwise in accordance with clause (a) above.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, that, in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Committed Loan Notices, Letter of Credit applications, Notices of Loan Prepayment and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of (A) one primary counsel to the Administrative Agent, and (B) one local counsel to the Lenders retained by the Administrative

Agent in each appropriate jurisdiction (which may be a single firm of counsel acting in multiple jurisdictions)), in connection with the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of (i) one primary counsel to the Indemnitees, taken as a whole, (ii) one firm of local counsel to the Indemnitees, taken as a whole, in each appropriate jurisdiction (which may include a single firm of outside counsel acting in multiple jurisdictions), and (iii) in the case of any actual or perceived conflict of interest, one additional counsel to each group of similarly situated Indemnitees, taken as a whole) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (A) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder (including any Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record, that such Indemnitee reasonably believes is made by any Responsible Officer of the applicable Loan Party), the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (B) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (C) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any Material Subsidiary, or any Environmental Liability related in any way to any Borrower or any of its Material Subsidiaries, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of such Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee, or (y) a material breach of the obligations of such Indemnitee under the Loan Documents, or (2) arise out of disputes between and among Indemnitees not involving an act or omission by the Company or any of its Subsidiaries or Affiliates (other than in connection with any proceeding brought against any such Indemnitee solely in its capacity as, or in the fulfillment of its role as, the Administrative Agent, an Arranger or other similar role under the Loan Documents). This Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from a non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Section 11.04(a) or (b) to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount; provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Revolving Credit Facility and the repayment, satisfaction or discharge of all the Obligations under the Loan Documents.

11.05 Payments Set Aside. To the extent that any payment by or on behalf of a Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations under the Loan Documents and the termination of this Agreement.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations under any Loan Document without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided, that, any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it under such Revolving Credit Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.

(B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment; and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to any Borrower or any Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural persons).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural persons), a Defaulting Lender or any Borrower or any of such Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that, such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at any Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Revolving Credit Loans pursuant to clause (b) above, Bank of America may, (i) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, that, (A) any such appointment shall be subject to acceptance thereof by the Lender so appointed and (B) no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, each Lender and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that, the disclosing party shall use commercially reasonable efforts to notify the Company prior to the disclosure thereof unless prohibited by applicable Law), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (including any Person invited to become a Lender in connection with an increase in the Revolving Credit Facility pursuant to Section 2.02(f)) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section, (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company, or (iii) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrowers or violating the terms of this Section, and (i) on a confidential basis to (i) any rating agency in connection with rating any Borrower or the credit facility provided hereunder, or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facility provided hereunder. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to (A) market data collectors and similar service providers to the lending industry to the extent customary for purposes of inclusion in league table measurements or other similar reporting, and (B) service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments; provided, that, in the case of the foregoing clause (B), to the extent any Information is disclosed to such service providers, such service providers will be informed of the confidential nature of such Information and instructed to keep such Information confidential.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person.

11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company (on behalf of the Borrowers). In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06(b), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its rights to payments pursuant to Sections 3.01 and 3.04 immediately prior to such assignment) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Each party hereto agrees that (i) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the applicable Eligible Assignee, and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that, any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section 11.13 to the contrary, (A) the Lender that acts as the L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to the L/C Issuer) have been made with respect to such outstanding Letter of Credit, and (B) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the Sustainability Coordinator and the Lenders are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders and the Sustainability Coordinator, on the other hand, (ii) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, each Arranger, each Lender, and the Sustainability Coordinator is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (ii) none of the Administrative Agent, any Arranger, any Lender or the Sustainability Coordinator has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, each Arranger, each Lender, the Sustainability Coordinator and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and none of the Administrative Agent, any Arranger, any Lender, or the Sustainability Coordinator has any obligation to disclose any of such interests to any Borrower or their respective Affiliates. To the fullest extent permitted by Law, each of the Borrowers hereby agrees not to assert any claims that it may have against the Administrative Agent, any Arranger, any Lender or the Sustainability Coordinator with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17 Electronic Execution; Electronic Records; Counterparts. This Agreement, any other Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Borrower, the Administrative Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this Section 11.17 may include use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (each, an “Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, none of the Administrative Agent, the L/C Issuer or the Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, that, without limiting the foregoing, (a) to the extent the

Administrative Agent, the L/C Issuer or the Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Borrower and/or any Lender Party without further verification, and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

None of the Administrative Agent, the L/C Issuer or the Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, the L/C Issuer’s or the Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, the L/C Issuer and the Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each Borrower and each Lender Party hereby waives (a) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement or such other Loan Document, and (b) any claim against the Administrative Agent and each Lender Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Borrowers to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

11.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party, information concerning each such Loan Party’s direct and indirect holders of Equity Interests and other Persons exercising Control over such Loan Party, and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.

11.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the

Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from a Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

11.20 Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or the L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or the L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or the L/C Issuer that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

11.22 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree that with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

11.23 Amendment and Restatement. The parties hereto agree that, on the Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (a) the Existing Credit Agreement shall be deemed to be amended and restated in its entirety pursuant to this Agreement; (b) all obligations under the Existing Credit Agreement outstanding on the Closing Date shall in all respects be continuing and shall be deemed to be Obligations outstanding hereunder; (c) the guarantees made to the lenders, the letter of credit issuer, the administrative agent and each other holder of the obligations under the Existing Credit Agreement shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed; provided, that, notwithstanding the foregoing, it is understood and agreed that, on the Closing Date, and automatically and without further action by any Person, (i) Gentherm Canada ULC, an Alberta unlimited liability company, shall be released and discharged in all respects as a borrower and a guarantor under the Existing Credit Agreement and the other loan documents executed in connection therewith, and (ii) Gentherm Luxembourg II S.À R.L. shall be released and discharged in all respects as a guarantor under the Existing Credit Agreement and the other loan documents executed in connection therewith; and (d) the security interests and liens in favor of Bank of America, as administrative agent for the benefit of the holders of the obligations under the Existing Credit Agreement, created under the collateral documents entered into in connection with the Existing Credit Agreement shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed; provided, that, notwithstanding the foregoing, it is understood and agreed that, on the Closing Date, and automatically and without further action by any Person, the security interests granted pursuant to that certain share pledge agreement governed by the laws of the Grand Duchy of Luxembourg, dated as of October 14, 2014 and made by the Company in favor of Bank of America, in its capacity as administrative agent for the benefit of the holders of the obligations in connection with the Existing Credit Agreement, shall be terminated, discharged and released. On the Closing Date, the revolving credit extensions and revolving commitments made by the lenders under the Existing Credit Agreement shall be re-allocated and restated among the Lenders so that, as of the Closing Date, the respective Commitments and Applicable Percentages of the Lenders shall be as set forth on Schedule 2.01. This Agreement constitutes an amendment to the Existing Credit Agreement made under and in accordance with the terms of Section 11.01 of the Existing Credit Agreement. Each party hereto hereby authorizes the Administrative Agent to execute and deliver to the Loan Parties, at the sole expense of the Loan Parties, all documents or instruments reasonably requested by the Loan Parties to evidence or effectuate the releases and terminations contemplated by this Section 11.23.

[Signature Pages Omitted]

EXHIBIT B

Form of Pari Passu Intercreditor Agreement

See attached.

FIRST LIEN INTERCREDITOR AGREEMENT

FIRST LIEN INTERCREDITOR AGREEMENT dated as of [ ], 2026 (as amended, restated, supplemented, amended and restated or otherwise modified from time to time, this “Agreement”), among Gentherm Incorporated, a Michigan corporation (the “Company”), Gentherm (Texas), Inc., a Texas corporation (“Gentherm Texas”), Gentherm Medical, LLC, an Ohio limited liability company (“Gentherm Medical”), and Gentherm GMBH, a German limited liability company (“Gentherm Germany”), Gentherm Präzision SE, a European public limited-liability company (Societas Europaea) having its corporate seat in Germany (“GPSE” and, together with the Company, Gentherm Texas, Gentherm Medical and Gentherm Germany , the “Borrowers” and each, a “Borrower”), the other Grantors from time to time a party hereto, Bank of America, N.A., as Administrative Agent (as defined in the Credit Agreement (as defined below)) for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, including any administrative, collateral or other agent under any Refinancing or replacement (in accordance with the provisions of this Agreement) of the Credit Agreement, the “Revolver Collateral Agent”), and [ ], as [collateral agent][ Administrative Agent (as defined in the Initial Additional First Lien Agreement (as defined below))] for the Initial Additional First Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional First Lien Collateral Agent”), and each Additional Agent from time to time party hereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Revolver Collateral Agent (for itself and on behalf of the other Credit Agreement Secured Parties), the Initial Additional First Lien Collateral Agent (for itself and on behalf of the other Initial Additional First Lien Secured Parties)and each Additional Agent (for itself and on behalf of the other Additional First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement and the Initial Additional First Lien Agreement, as applicable, with the Credit Agreement controlling in the event of discrepancies, or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Agent” means the collateral agent and the administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional First Lien Documents, in each case, together with its successors in such capacity.

“Additional First Lien Debt Facility” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 5.13 of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, letters of credit, notes or other borrowings, in each case, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time; provided that neither the Credit Agreement nor the Initial Additional First Lien Agreement shall constitute an Additional First Lien Debt Facility at any time.

“Additional First Lien Documents” means, with respect to any Series of Additional First Lien Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, and each other agreement entered into for the purpose of securing any Series of Additional First Lien Obligations.

“Additional First Lien Obligations” means, with respect to any Additional First Lien Debt Facility, (a) all principal of, and interest, fees, expenses (including, without limitation, any interest, fees, expenses and other amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional First Lien Debt Facility, (b) all other amounts payable to the related Additional First Lien Secured Parties under the related Additional First Lien Documents and (c) any renewals or extensions of the foregoing.

“Additional First Lien Secured Party” means, with respect to any Series of Additional First Lien Obligations, the holders of such Additional First Lien Obligations, the Additional Agent with respect thereto, any trustee or agent or any other similar agent or Person therefor under any related Additional First Lien Documents and the beneficiaries of each indemnification obligation undertaken by any Borrower or any other Grantor under any related Additional First Lien Documents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Authorized Representative” means (i) in the case of the Initial Additional First Lien Obligations, the Initial Additional First Lien Collateral Agent, (ii) in the case of any Credit Agreement Obligations, the Revolver Collateral Agent, and (iii) in the case of any Series of Additional First Lien Obligations that become subject to the terms of this Agreement, the Additional Agent named for such Series in the applicable Joinder Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of Holdings or any of its Subsidiaries, or similar law affecting creditors’ rights generally.

“Borrower” or “Borrowers” has the meaning assigned to such terms in the preamble hereto

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of First Lien Obligations that are Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Revolver Collateral Agent and (ii) from and after the earlier of (x) the Discharge of First Lien Obligations that are Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Major Non-Controlling Collateral Agent.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Controlling Collateral Agent for such Shared Collateral.

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of June 10, 2022, as amended, restated, supplemented, increased or otherwise modified, Refinanced or replaced from time to time, among the Borrowers from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto.

“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Series of First Lien Obligations, the date on which such Series of First Lien Obligations have been fully and finally paid in full in cash and/or in such other form of consideration as may be agreed to by the holders of First Lien Obligations of such Series (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made, and obligations that are not due and owing at such time under any Secured Swap Agreement (as defined in the Credit Agreement) or Secured Treasury Management Agreement (as defined in the Credit Agreement) or any comparable terms under the Credit Agreement), whether or not as a result of enforcement, and the applicable Secured Parties are under no further obligation to provide financial accommodation to any of the Grantors under the applicable Secured Credit Documents. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Obligations” means, with respect to any Series of First Lien Obligations, the Discharge of the applicable First Lien Obligations with respect to such Series of First Lien Obligations; provided that a Discharge of First Lien Obligations shall not be deemed to have occurred for purposes of this Agreement in connection with an exchange or replacement for or a Refinancing of such First Lien Obligations (including, for the avoidance of doubt, any exchange or replacement for or a Refinancing of the Credit Agreement in existence as of the date hereof) with additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Document which has been designated in writing by the applicable Authorized Representative (under the First Lien Obligation so Refinanced) or by the Borrowers, in each case, to each other Authorized Representative as a “First Lien Obligation” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or any other similarly defined term) as defined in any Secured Credit Document.

“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations, (ii) the Initial Additional First Lien Obligations and (iii) each Series of Additional First Lien Obligations.

“First Lien Secured Parties” means (i) the Credit Agreement Secured Parties, (ii) the Initial Additional First Lien Secured Parties and (iii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.

“First Lien Security Documents” means the Revolver Security Agreement, the other Collateral Documents (as defined in the Credit Agreement), the Initial Additional First Lien Security Agreement, the other [ Collateral Documents] (as defined in the Initial Additional First Lien Agreement) and each other agreement entered into in favor of any Authorized Representative for the purpose of securing any Series of First Lien Obligations.

“Grantors” means the Borrowers and each other Subsidiary of the Borrowers which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations (including any Subsidiary that becomes a party to the Agreement as contemplated by Section 5.17).

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Additional First Lien Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Initial Additional First Lien Agreement” means that certain [ ] dated as of [ ], 20[ ], as amended, restated, supplemented, increased or otherwise modified, Refinanced or replaced from time to time, among [ ].

“Initial Additional First Lien Obligations” means the [“Obligations”] as defined in the Initial Additional First Lien Agreement.

“Initial Additional First Lien Secured Parties” means the [“Secured Parties”] as defined in the Initial Additional First Lien Agreement.

“Initial Additional First Lien Security Agreement” means the [“Security Agreement”] as defined in the Initial Additional First Lien Agreement.

“Insolvency or Liquidation Proceeding” means:

(1) any case or proceeding commenced by or against a Borrower or any other Grantor under any Bankruptcy Law, any other case or proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to any Borrower or any other Grantor or any similar case or proceeding relative to any Borrower or any other Grantor or their respective creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, unless otherwise permitted by the Credit Agreement, the Initial Additional First Lien Agreement, First Lien Security Documents and/or Additional First Lien Documents; or

(3) any other case or proceeding of any type or nature in which substantially all claims of creditors of any Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex I hereof (with any modifications agreed by the Borrowers and all Authorized Representatives then party to this Agreement) required to be delivered by an Additional Agent to the Controlling Collateral Agent pursuant to Section 5.13 hereto in order to establish an additional Series of Additional First Lien Obligations and become Additional First Lien Secured Parties hereunder.

“Major Non-Controlling Collateral Agent” means, with respect to any Shared Collateral, the Authorized Representative of the Series of First Lien Obligations that constitutes the largest outstanding aggregate principal amount of any then outstanding Series of First Lien Obligations (excluding the Credit Agreement Obligations) with respect to such Shared Collateral; provided, however, that if there are two outstanding Series of First Lien Obligations which have an equal outstanding aggregate principal amount, the outstanding Series of First Lien Obligations with the earlier maturity date shall be considered to have the larger outstanding aggregate principal amount for purposes of this definition.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date which is 180 days (throughout which 180-day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (i) an Event of Default under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Authorized Representative and (ii) the Controlling Collateral Agent and each other Authorized Representative’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (x) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an Event of Default under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Authorized Representative has occurred and is continuing, (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Collateral Agent is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured Credit Documents, [and (z) such Non-Controlling Collateral Agent intends to exercise its rights and remedies in accordance with the terms of the applicable Secured Credit Document;] provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or any portion thereof, or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Possessory Collateral” means any Shared Collateral in the possession or control of any Authorized Representative (or its agents or bailees), to the extent that possession or control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, share or other equity certificates, Promissory Notes, Instruments, Chattel Paper, Deposit Accounts and Securities Accounts in each case, delivered to or in the possession of the Authorized Representative under the terms of the First Lien Security Documents.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues or accrue after the commencement of any Insolvency or Liquidation Proceeding, provided that such amount is allowed as a claim in any applicable Insolvency or Liquidation Proceeding.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Revolver Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Revolver Security Agreement” means the “Security Agreement” as defined in the Credit Agreement.

“Secured Credit Document” means (i) the Credit Agreement and each other Loan Document (as defined in the Credit Agreement), (ii) the Initial Additional First Lien Agreement and each other [Loan Document][Notes Document] (as defined in the Initial Additional First Lien Agreement) and (iii) each Additional First Lien Document.

“Senior Class Debt” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.13.

“Senior Lien” means the Liens on the Collateral in favor of the First Lien Secured Parties under the First Lien Security Documents.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional First Lien Secured Parties (in their capacities as such) and (iii) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional First Lien Obligations and (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Debt Facility or any related Additional First Lien Documents, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Uniform Commercial Code” or “UCC” means the New York UCC; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Revolver Collateral Agent’s or Initial Additional First Lien Collateral Agent’s or any secured party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect from time to time in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03 Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Secured Credit Obligations or the First Lien Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Borrower or any other Grantor (including any adequate protection payments) or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the payments, proceeds or distribution of any sale, collection or other liquidation of any such Shared Collateral received by any Authorized Representative or any First Lien Secured Party and any such distribution or payment in any Insolvency or Liquidation Proceeding or to which the First Lien Secured Parties are entitled under any other intercreditor agreement (all such payments, distributions, proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such payments or distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Authorized Representative (in its capacity as the agent for the applicable First Lien Obligations) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents; provided that following the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, solely as among the holders of First Lien Obligations and solely for purposes of this clause SECOND and not any other documents governing First Lien Obligations, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the First Lien Obligations to be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of First Lien Obligations of each Series of First Lien Obligations shall include only the maximum amount of Post-Petition Interest on the First Lien Obligations allowable under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding; and (iii) THIRD, after the Discharge of all First Lien Obligations, to the applicable Borrower and the other Grantors or their successors or assigns, as their interests may appear, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists. If, despite the provisions of this Section 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this Section 2.01(a).

(b) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priority of claims and the application of proceeds of the Shared Collateral set forth in Section 2.01(a) or the other provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each First Lien Secured Party hereby agrees that (i) the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the First Lien Secured Parties as provided herein.

(d) Notwithstanding anything in this Agreement or any other Secured Credit Document to the contrary, prior to the Discharge of the Credit Agreement Obligations, Collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Revolving Collateral Agent pursuant to Sections 2.03, 2.05, 2.06, 2.15, 2.16, 3.02 or 8.02 of the Credit Agreement shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, (i) only the Controlling Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) and (ii) no Non-Controlling Collateral Agent or other Non-Controlling Secured Party shall or shall instruct the Controlling Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding that has been commenced by or against a Borrower or any other Grantor, any Authorized Representative or any other First Lien Secured Party may file a proof of claim or statement of interest with respect to the First Lien Obligations owed to the First Lien Secured Parties; (ii) any Authorized Representative or any other First Lien Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of the First Lien Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Controlling Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Authorized Representative or any other First Lien Secured Party may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such First Lien Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens on the Shared Collateral, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Shared Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent or Controlling Secured Party or any other exercise by the Controlling Collateral Agent or Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party or Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(b) Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Authorized Representative or any other First Lien Secured Party to enforce this Agreement.

SECTION 2.03 No Interference; Payment Over.

(a) Each First Lien Secured Party agrees that (i) it will not challenge, or support any other Person in challenging, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent, (iii) it will not institute in any Insolvency or Liquidation Proceeding or other proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (iv) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Authorized Representative or any other First Lien Secured Party to enforce this Agreement.

(b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04 Automatic Release of Liens; Amendments to First Lien Security Documents.

(a) If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Authorized Representative for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each First Lien Secured Party agrees that each Authorized Representative may enter into any amendment to any First Lien Security Document that does not violate this Agreement.

(c) Each Authorized Representative agrees to execute and deliver (at the sole and reasonable cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent (and in form and substance reasonably satisfactory to such Authorized Representative) to evidence and confirm any release of Shared Collateral provided for in this Section.

SECTION 2.05. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) The parties acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code (or any equivalent provision of any other Bankruptcy Law) and this Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding under the Bankruptcy Code or any other applicable Bankruptcy Law by or against Holdings or any of its Subsidiaries.

(b) If the any Borrower and/or any other Grantor shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any other Bankruptcy Law or any equivalent provision of any other Bankruptcy Law, each First Lien Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) and/or to any use of cash collateral that constitutes Shared Collateral unless the Controlling Collateral Agent, shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of the First Lien Claimholders constituting DIP Financing Liens to the extent such liens do not secure any “rolled up” claims of First Lien Secured Parties without the consent of all Authorized Representatives) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds, products, offspring, profits or rents, as applicable, thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Claimholders constituting DIP Financing Liens to the extent such liens do not secure any “rolled up” claims of First Lien Secured Parties without the consent of all Authorized Representatives) as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (B) the First Lien Secured Parties of each Series are granted Liens on any additional or replacement collateral pledged to any First Lien Secured Party as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement (other than any Liens of the First Lien Claimholders constituting DIP Financing Liens to the extent such liens do not secure any “rolled up” claims of First Lien Secured Parties without the consent of all Authorized Representatives), (C) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the First Lien Obligations (including by way of “roll up” or postpetition assumption of First Lien Obligations), such amount is applied or allocated pursuant to Section 2.01 of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection with respect to the First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing and/or use of cash collateral.

SECTION 2.06. Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and to the extent that such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement or avoidance of a preference or fraudulent transfer under the Bankruptcy Code or other applicable Bankruptcy Law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07. Insurance. Unless and until the Discharge of First Lien Obligations, as between the First Lien Secured Parties, the Controlling Collateral Agent shall have the sole and exclusive right (subject to the rights of the Grantors under the Secured Credit Documents) to adjust settlement of any insurance claims covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation (or any deed in lieu of condemnation) or similar proceeding affecting the Shared Collateral.

SECTION 2.08. Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any Authorized Representative or First Lien Secured Party, in each case, of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09. Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time after the Discharge of First Lien Obligations of the Series for which the Controlling Collateral Agent is acting, the Controlling Collateral Agent shall (at the sole and reasonable cost and expense of the Grantors), promptly deliver all Possessory Collateral to the then Controlling Collateral Agent (after giving effect to such Discharge of First Lien Obligations) together with any endorsements necessary, or reasonably requested by the Controlling Collateral Agent (or make such other arrangements as shall be reasonably requested by the Controlling Collateral Agent), to allow the Controlling Collateral Agent to obtain control of such Possessory Collateral. Pending delivery to the Controlling Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Controlling Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01. Determinations with Respect to Amounts of Liens and Obligations. Whenever any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if any Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrowers (to the extent that any such certificate is requested by such Authorized Representative and with respect to which the Borrowers shall have no liability to any other Grantor, any First Lien Secured Party or any other Person). Each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other Person as a result of such determination.

ARTICLE IV

The Controlling Collateral Agent

SECTION 4.01. Appointment and Authority.

(a) Each of the First Lien Secured Parties hereby irrevocably appoints and authorizes the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Controlling Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Controlling Collateral Agent pursuant to the applicable Secured Credit Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, shall be entitled to the benefits of all provisions of this Article IV and Section 11.04 of the Credit Agreement and the equivalent provision of the Initial Additional First Lien Agreement and the Initial Additional First Lien Security Agreement and any Additional First Lien Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Authorized Representative” named therein) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the First Lien Secured Parties, and each Authorized Representative, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Controlling

Collateral Agent to facilitate and effect actions taken or intended to be taken by the Controlling Collateral Agent pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Controlling Collateral Agent for such purposes.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Controlling Collateral Agent or the Authorized Representative for any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions that do not violate this Agreement which any Authorized Representative or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Authorized Representative or any holders of First Lien Obligations in any Insolvency or Liquidation Proceeding of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, any Grantor or any of its Subsidiaries, as debtor-in-possession.

SECTION 4.02. Rights as a First Lien Secured Party.

(a) The Person serving as the Controlling Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Controlling Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or, as applicable, “Credit Agreement Secured Party”, “Credit Agreement Secured Parties,” “Initial Additional First Lien Secured Party,” “Initial Additional First Lien Secured Parties,” “Additional First Lien Secured Party” or “Additional First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Controlling Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

SECTION 4.03. Exculpatory Provisions. The Controlling Collateral Agent, acting in its capacity as the Controlling Collateral Agent, shall not have any duties or obligations to the First Lien Secured Parties except those expressly set forth herein. Without limiting the generality of the foregoing, the Controlling Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Controlling Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in good faith in reliance on a certificate of an authorized officer of a Borrower stating that such action is permitted by the terms of this Agreement. The Controlling Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event Default and referencing the applicable agreement is given to the Controlling Collateral Agent;

(v) shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (5) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Collateral Agent; and

(vi) need not segregate money held hereunder from other funds except to the extent required by applicable law or expressly provided for herein or in any Secured Credit Document. The Controlling Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

SECTION 4.04. Collateral and Guaranty Matters. Each of the First Lien Secured Parties irrevocably authorizes the applicable Authorized Representative to release any Lien on any property granted to or held by such Authorized Representative under any First Lien Security Document in accordance with Section 2.04 upon receipt of a written request from the Borrowers stating that the release of such Lien is permitted by the terms of each then extant Secured Credit Document and upon compliance with all other requirements under the applicable Secured Credit Documents relating to the release of any Lien on Collateral.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Controlling Collateral Agent herein by the First Lien Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic transmission, as follows:

(a) if to the Borrowers or any Grantor: [ ], Attention: [ ], Email: [ ];

(b) if to the Revolver Collateral Agent, to it at: Bank of America, N.A.; [ ], Attention: [ ], Email: [ ];

(c) if to the Initial Additional First Lien Collateral Agent, to it at: [ ], Attention: [ ], Email: [ ];

(d) if to any other Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Controlling Collateral Agent and each other Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02. Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrowers’ consent or which increases the obligations or reduces the rights of the Borrowers or any other Grantor, with the written consent of the Borrowers).

(c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Additional Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Additional Agent and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Additional Agent is acting shall be subject to the terms hereof.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or First Lien Secured Party, the Controlling Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First Lien Obligations in compliance with the Credit Agreement, the Initial Additional First Lien Agreement and any Additional First Lien Documents.

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05. Counterparts; Electronic Signatures. This Agreement may be in the form of an Electronic Record (as defined in the Credit Agreement) and may be executed using Electronic Signatures (as defined in the Credit Agreement) (including facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Agreement. The authorization under this Section 5.05 may include use or acceptance by each Authorized Representative and each First Lien Secured Party of a manually signed paper copy of this Agreement which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed copy of this Agreement converted into another format, for transmission, delivery and/or retention.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Revolver Collateral Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Initial Additional First Lien Collateral Agent represents and warrants that it is authorized under the terms of the Initial Additional First Lien Agreement to execute this Agreement on behalf of the Initial Additional First Lien Secured Parties.

SECTION 5.08. Submission to Jurisdiction Waivers; Consent to Service of Process. Each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County in the borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09. GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other First Lien Security Documents or Additional First Lien Documents, the provisions of this Agreement shall control.

SECTION 5.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Borrowers, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05 or 2.09) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement, the Initial Additional First Lien Agreement or any Additional First Lien Documents), and none of the Borrowers or any other Grantor may rely on the terms hereof (other than Section 2.04, 2.05 or 2.09). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with, and to the extent of, the terms of the applicable Secured Credit Documents.

SECTION 5.13. Additional First Lien Obligations. To the extent, but only to the extent permitted by the provisions of the then extant Credit Agreement, the Initial Additional First Lien Agreement and the Additional First Lien Documents, any Borrower or any other Grantor may incur Additional First Lien Obligations. Any such additional class or series of Additional First Lien Obligations (the “Senior Class Debt”) may be secured by Liens and may be guaranteed by the Grantors on a pari passu basis, in each case under and pursuant to the applicable Secured Credit Documents, if and subject to the condition that the Authorized Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Authorized Representative and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(i) such Senior Class Debt Representative, the Controlling Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex I (with such changes as may be reasonably approved by the Controlling Collateral Agent and such Senior Class Representative) (and the Borrowers shall deliver a copy thereof to the Initial Additional First Lien Collateral Agent) pursuant to which such Senior Class Debt Representative becomes an Authorized Representative and Additional Agent hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Authorized Representative and the related Senior Class Debt Parties become subject hereto and bound hereby, a copy of which is delivered to each Authorized Representative;

(ii) the Borrowers shall have delivered to the Controlling Collateral Agent (with a copy to the Initial Additional First Lien Collateral Agent) copies of each of the Additional First Lien Documents relating to such Senior Class Debt;

(iii) the Borrowers shall have delivered to the Controlling Collateral Agent an Officer’s Certificate (with a copy to the Initial Additional First Lien Collateral Agent) stating that such Additional First Lien Obligations are permitted by each applicable Secured Credit Document to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Additional First Lien Obligations under any Secured Credit Document, each Grantor has obtained the requisite consent; and

(iv) the Additional First Lien Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Controlling Collateral Agent, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

SECTION 5.14 Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the entire agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Authorized Representative or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

SECTION 5.15 [Reserved].

SECTION 5.16 Information Concerning Financial Condition of the Borrowers and the other Grantors. The Controlling Collateral Agent, the other Authorized Representatives and the other First Lien Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrowers and the other Grantors and all endorsers or guarantors of the First Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations. The Controlling Collateral Agent, the other Authorized Representatives, and the other First Lien Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Controlling Collateral Agent, any other Authorized Representative, or any other First Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Controlling Collateral Agent, the other Authorized Representatives, and the other First Lien Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. Notwithstanding the forgoing, nothing in this Section 5.16 shall be deemed to impose any obligations on the Initial Additional First Lien Collateral Agent to investigate the financial condition or risk of non-payment of any Grantor beyond that which may be required by the Initial Additional First Lien Agreement.

SECTION 5.17. Additional Grantors. The Borrowers agree that, if any Subsidiary of a Borrower shall become a Grantor after the date hereof, the applicable Borrower will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Controlling Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement. The Grantor shall cause copies of each such instrument to be delivered to each Authorized Representative hereunder.

SECTION 5.18. Further Assurances. Each Authorized Representative, at the expense of the Grantors, on behalf of itself and each First Lien Secured Party under the applicable Credit Agreement, the Initial Additional First Lien Agreement or Additional First Lien Document, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) in form and substance reasonably satisfactory to such Authorized Representative, as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 5.19. Revolver Collateral Agent and Initial Additional First Lien Collateral Agent. It is understood and agreed that (a) the Revolver Collateral Agent is entering into this Agreement in its capacity as collateral agent under the Credit Agreement and the provisions of Section 11.04 of the Credit Agreement applicable to it as administrative agent and collateral agent thereunder shall also apply to it as the Controlling Collateral Agent hereunder and (b) the Initial Additional First Lien Collateral Agent

is entering into this Agreement in its capacity as [“Administrative Agent”] [collateral agent] under the Initial Additional First Lien Agreement and the provisions of the Initial Additional First Lien Agreement and the Initial Additional First Lien Security Agreement granting or extending any rights, protections, privileges, indemnities and immunities to the Initial Additional First Lien Collateral Agent thereunder shall also apply to the Initial Additional First Lien Collateral Agent hereunder, including [ ] of the Initial Additional First Lien Agreement

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the Revolver Collateral Agent or Initial Additional First Lien Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 5.20. No Fiduciary Duty. Neither the Initial Additional First Lien Collateral Agent nor the Revolver Collateral Agent shall be deemed to owe any fiduciary duty to any party hereto, any Authorized Representative or any other First Lien Secured Parties. Each of the Initial Additional First Lien Collateral Agent and the Revolver Collateral Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Agreement and no implied covenants or obligations with respect to any party hereto shall be read into this Agreement against the Initial Additional First Lien Collateral Agent or the Revolver Collateral Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A.,
as Revolver Collateral Agent and Controlling Collateral Agent

By:
Name:
Title:

[ ],
as Initial Additional First Lien Collateral Agent

By:
Name:
Title:

[INSERT BORROWER SIGNATURES]

ANNEX I

[FORM OF] JOINDER NO. [ ] dated as of [ ], 20[ ] to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [ ], 2026 (as amended, restated, amended and restated, supplemented or otherwise from time to time, the “First Lien Intercreditor Agreement”), among Gentherm Incorporated, a Michigan corporation (the “Company”), Gentherm (Texas), INC., a Texas corporation (“Gentherm Texas”), Gentherm Medical, LLC, an Ohio limited liability company (“Gentherm Medical”), and Gentherm GMBH, a German limited liability company (“Gentherm Germany”), Gentherm Präzision SE, a European public limited-liability company (Societas Europaea) having its corporate seat in Germany (“GPSE” and, together with the Company, Gentherm Texas, Gentherm Medical and Gentherm Germany , the “Borrowers” and each, a “Borrower”), the other Grantors (as defined therein), Bank of America, N.A., as collateral agent for the Credit Agreement Secured Parties (in such capacity, the “Revolver Collateral Agent”) and       , as [collateral agent] [Administrative Agent (as defined in the Initial Additional First Lien Agreement)] for the Initial Additional First Lien Secured Parties (in such capacity, the “Initial Additional First Lien Collateral Agent”) and each Additional Agent from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B. As a condition to the ability of any Borrower or any other Grantor to incur Additional First Lien Obligations and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First Lien Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become an Authorized Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.13 of the First Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become an Authorized Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First Lien Intercreditor Agreement, upon the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the First Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Authorized Representative”) is executing this Joinder in accordance with the requirements of the First Lien Intercreditor Agreement.

Accordingly, the Controlling Collateral Agent and the New Authorized Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the First Lien Intercreditor Agreement, the New Authorized Representative by its signature below becomes an Authorized Representative and Additional Agent under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if the New Authorized Representative had originally been named therein as an Authorized Representative, and the New Authorized Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as an Authorized Representative and to the Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. Each reference to an “Authorized Representative” or an “Additional Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Authorized Representative. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Authorized Representative represents and warrants to the Controlling Collateral Agent and the other First Lien Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee] under [describe new facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional First Lien Documents relating to such Senior Class Debt provide that, upon the New Authorized Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties.

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Controlling Collateral Agent shall have received a counterpart of this Joinder that bears the signature of the New Authorized Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Authorized Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Borrowers agree to reimburse the Controlling Collateral Agent for its reasonable and documented out-of-pocket expenses incurred directly in connection with this Joinder, including the reasonable fees, other charges and disbursements of outside counsel for the Controlling Collateral Agent.

IN WITNESS WHEREOF, the New Authorized Representative and the Controlling Collateral Agent have duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW AUTHORIZED REPRESENTATIVE], as
[ ] for the holders of
[ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

Acknowledged by:

[___________________],
as Controlling Collateral Agent

By:
Name:
Title:

[NAME OF EACH GRANTOR], Grantor

By:
Name:
Title:

ANNEX II

SUPPLEMENT NO. dated as of [  ], to the FIRST LIEN INTERCREDITOR AGREEMENT, dated as of [  ], 2026 (as amended, restated, amended and restated, supplemented or otherwise from time to time, the “First Lien Intercreditor Agreement”), among Gentherm Incorporated, a Michigan corporation (the “Company”), Gentherm (Texas), INC., a Texas corporation (“Gentherm Texas”), Gentherm Medical, LLC, an Ohio limited liability company (“Gentherm Medical”), and Gentherm GMBH, a German limited liability company (“Gentherm Germany”), Gentherm Präzision SE, a European public limited-liability company (Societas Europaea) having its corporate seat in Germany (“GPSE” and, together with the Company, Gentherm Texas, Gentherm Medical and Gentherm Germany, the “Borrowers” and each, a “Borrower”), the other Grantors (as defined therein), Bank of America, N.A., as collateral agent for the Credit Agreement Secured Parties (in such capacity, the “Revolver Collateral Agent”) and [ ], as [collateral agent][Administrative Agent (as defined in the Initial Additional First Lien Agreement)] for the Initial Additional First Lien Secured Parties (in such capacity, the “Initial Additional First Lien Collateral Agent”) and each Additional Agent from time to time party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B. The Grantors have entered into the First Lien Intercreditor Agreement. Pursuant to certain Secured Credit Documents, certain newly acquired or organized Subsidiaries of Borrowers are required to enter into the First Lien Intercreditor Agreement. Section 5.17 of the First Lien Intercreditor Agreement provides that such Subsidiaries may become party to the First Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Initial Additional First Lien Agreement and the Additional First Lien Documents (if any).

Accordingly, the Controlling Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 5.17 of the First Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Controlling Collateral Agent and the other First Lien Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Controlling Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrowers as specified in the First Lien Intercreditor Agreement.

IN WITNESS WHEREOF, the New Grantor, and the Controlling Collateral Agent have duly executed this Supplement to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

By:
Name:
Title:

Acknowledged by:

[_________________], as Controlling Collateral Agent,

By:
Name:
Title: